                                                                     Exhibit 2.1

                                                                  EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                            THE WALT DISNEY COMPANY,

                           ABC CHICAGO FM RADIO, INC.,

                        CITADEL BROADCASTING CORPORATION

                                       and

                           ALPHABET ACQUISITION CORP.


                                   ----------

                          Dated as of February 6, 2006

                                   ----------


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

                                TABLE OF CONTENTS

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ARTICLE I             DEFINED TERMS...............................................................................2
      Section 1.1          Defined Terms..........................................................................2
ARTICLE II            THE SEPARATION AND THE MERGER..............................................................17
      Section 2.1          The Separation........................................................................17
      Section 2.2          The Merger............................................................................17
      Section 2.3          Closing...............................................................................18
      Section 2.4          Effective Time........................................................................18
      Section 2.5          Effects of the Merger.................................................................18
      Section 2.6          Certificates of Incorporation and Bylaws..............................................18
      Section 2.7          Additional Actions....................................................................19
ARTICLE III           EFFECT OF THE MERGER, CONVERSION OF SHARES AND RELATED MATTERS.............................19
      Section 3.1          Conversion of Capital Stock...........................................................19
      Section 3.2          Exchange of Shares....................................................................20
      Section 3.3          Employee Stock Options and Other Equity Awards........................................21
      Section 3.4          Company Special Dividend..............................................................23
ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF TWDC AND SPINCO..........................................23
      Section 4.1          Due Organization, Good Standing and Corporate Power...................................23
      Section 4.2          Authorization and Validity of Agreement...............................................24
      Section 4.3          Corporate Authority Relative to this Agreement; No Violation..........................24
      Section 4.4          TWDC Reports and Financial Statements.................................................25
      Section 4.5          Capitalization........................................................................25
      Section 4.6          Affiliate Transactions................................................................26
      Section 4.7          Spinco Financial Statements...........................................................26
      Section 4.8          Information to be Supplied............................................................26
      Section 4.9          Assets................................................................................27
      Section 4.10         Absence of Certain Changes or Events..................................................28
      Section 4.11         Actions; Litigation...................................................................28
      Section 4.12         Compliance with Laws; Certain Licenses................................................29
      Section 4.13         FCC Licenses; Operations of Licensed Facilities.......................................29
      Section 4.14         Environmental Matters.................................................................31
      Section 4.15         Tax Matters...........................................................................31
      Section 4.16         Employee Benefits.....................................................................33
      Section 4.17         Labor Matters.........................................................................34
      Section 4.18         Intellectual Property.................................................................35
      Section 4.19         Material Contracts....................................................................35
      Section 4.20         Board Approvals; Votes Required.......................................................37
      Section 4.21         Operations of Spinco..................................................................37
      Section 4.22         Brokers or Finders....................................................................37
      Section 4.23         Company Securities....................................................................37

                                       i
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ARTICLE V             REPRESENTATIONS AND WARRANTIES OF COMPANY AND MERGER SUB...................................37
      Section 5.1          Due Organization, Good Standing and Corporate Power...................................37
      Section 5.2          Authorization and Validity of Agreement...............................................38
      Section 5.3          Corporate Authority Relative to this Agreement; No Violation..........................38
      Section 5.4          Company Reports and Financial Statements..............................................39
      Section 5.5          Capitalization........................................................................39
      Section 5.6          Affiliate Transactions................................................................40
      Section 5.7          Information to be Supplied............................................................40
      Section 5.8          Absence of Certain Changes or Events..................................................40
      Section 5.9          Actions; Litigation...................................................................41
      Section 5.10         Compliance with Laws; Certain Licenses................................................41
      Section 5.11         FCC Licenses; Operations of Licensed Facilities.......................................42
      Section 5.12         Environmental Matters.................................................................44
      Section 5.13         Tax Matters...........................................................................44
      Section 5.14         Employee Benefits.....................................................................46
      Section 5.15         Labor Matters.........................................................................47
      Section 5.16         Intellectual Property.................................................................48
      Section 5.17         Material Contracts....................................................................48
      Section 5.18         Board Approval; Vote Required.........................................................50
      Section 5.19         Assets................................................................................50
      Section 5.20         Operations of Merger Sub..............................................................50
      Section 5.21         Brokers or Finders....................................................................51
      Section 5.22         Opinion of Financial Advisor..........................................................51
      Section 5.23         Takeover Laws.........................................................................51
      Section 5.24         TWDC Securities.......................................................................51
ARTICLE VI            COVENANTS..................................................................................51
      Section 6.1          Conduct of the Business Pending the Merger............................................51
      Section 6.2          Conduct of Business by Company Pending the Merger.....................................55
      Section 6.3          Preparation of Registration Statement and Information Statement/Prospectus............59
      Section 6.4          No Solicitation.......................................................................60
      Section 6.5          Tax Matters...........................................................................61
      Section 6.6          Cooperation...........................................................................62
      Section 6.7          Employee Matters......................................................................62
      Section 6.8          Competition Approvals; FCC Approvals; IRS Rulings.....................................65
      Section 6.9          Access................................................................................69
      Section 6.10         Director and Officer Indemnification; Insurance.......................................69
      Section 6.11         Rule 145 Affiliates...................................................................70
      Section 6.12         Public Announcements..................................................................70
      Section 6.13         Defense of Litigation.................................................................70
      Section 6.14         Notification of Certain Events........................................................70
      Section 6.15         Section 16 Matters....................................................................71
      Section 6.16         Accounting Matters....................................................................71
      Section 6.17         Confidentiality.......................................................................71

                                       ii
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      Section 6.18         Control of Other Party's Business.....................................................72
      Section 6.19         Debt Instruments......................................................................72
      Section 6.20         Non-Solicitation of Employees.........................................................72
      Section 6.21         Covenant Not To Compete...............................................................73
      Section 6.22         Post-Closing Cooperation..............................................................73
ARTICLE VII           CONDITIONS OF THE MERGER...................................................................74
      Section 7.1          Conditions to the Obligations of Each Party...........................................74
      Section 7.2          Additional Conditions to the Obligations of TWDC and Spinco...........................75
      Section 7.3          Additional Conditions to the Obligations of Company and Merger Sub....................76
ARTICLE VIII          TERMINATION, AMENDMENT AND WAIVER..........................................................77
      Section 8.1          Termination or Abandonment............................................................77
      Section 8.2          Effect of Termination; Fees and Expenses..............................................78
ARTICLE IX            GENERAL PROVISIONS.........................................................................79
      Section 9.1          Non-Survival of Representations and Warranties; Survival of Certain Covenants.........79
      Section 9.2          Notices...............................................................................79
      Section 9.3          Counterparts..........................................................................81
      Section 9.4          Entire Agreement; No Third-Party Beneficiaries........................................81
      Section 9.5          Assignment............................................................................81
      Section 9.6          Governing Law.........................................................................82
      Section 9.7          Enforcement...........................................................................82
      Section 9.8          Severability..........................................................................82
      Section 9.9          Headings..............................................................................82
      Section 9.10         Attorneys' Fees.......................................................................82
      Section 9.11         Amendment.............................................................................82
      Section 9.12         Extension; Waiver.....................................................................83
      Section 9.13         Procedure for Termination, Amendment, Extension or Waiver.............................83
      Section 9.14         Interpretation........................................................................83

                             EXHIBITS AND SCHEDULES

Exhibit A        Form of Separation Agreement
Exhibit B        Form of Affiliate Agreement
Exhibit C        Form of FIRPTA Certificate
Exhibit D        Form of ABC News Production/Distribution Agreement
Exhibit E        Form of Satellite/DARS License Agreement
Exhibit F        Form of Radio Disney Services Agreement
Exhibit G        Form of ESPN Radio Services Agreement
Exhibit H        Form of Lease Agreements and Term Sheets
Exhibit I        Form of Engineering Services Agreement
Exhibit J        Form of ESPN Radio Network Sales Representation Agreement
Exhibit K        Form of Radio Disney Stations' Sales Representation Agreement

Exhibit L        Form of Trademark License Agreement (Network)
Exhibit M        Form of Trademark License Agreement (Station)


TWDC/Spinco Disclosure Schedules
Company Disclosure Schedules

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER, dated as of February 6, 2006 (this "Agreement"), is entered into by and among The Walt Disney Company, a Delaware corporation ("TWDC"), ABC Chicago FM Radio, Inc., a Delaware corporation and an indirect, wholly-owned Subsidiary of TWDC ("Spinco"), Citadel Broadcasting Corporation, a Delaware corporation ("Company") and Alphabet Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Company ("Merger Sub" and, together with TWDC, Spinco and Company, the "Parties" and each, a "Party").

                               W I T N E S S E T H

      WHEREAS, TWDC indirectly through its Subsidiaries is engaged in the Business;

      WHEREAS, prior to the Effective Time on the Closing Date, TWDC shall, pursuant to the Separation Agreement, separate the Business from TWDC, transfer the Business to Spinco and distribute the stock of Spinco to the stockholders of TWDC;

      WHEREAS, the TWDC Board of Directors, the Spinco Board of Directors, the Company Board of Directors and the Merger Sub Board of Directors have each approved and declared advisable, and in the best interests of their respective companies and stockholders, the Merger, and accordingly have agreed to effect the Merger upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL");

      WHEREAS, it is the intention of the Parties that, for U.S. federal income tax purposes, (i) the transactions undertaken in connection with the Separation will qualify as tax-free transactions under Sections 332, 351, 355, 361, 368 and other applicable provisions of the Code, (ii) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (iii) this Agreement and the Separation Agreement together are a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations; and

      WHEREAS, simultaneously with the execution and delivery of this Agreement, Forstmann Little & Co. Equity Partnership-VI, L.P., Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. (the "Principal Stockholders"), TWDC and Spinco are entering into an agreement (the "Support Agreement") pursuant to which the Principal Stockholders agree to take certain actions in furtherance of the Merger and are each concurrently therewith executing and delivering written consents in accordance with Section 228 of the DGCL (the "Principal Stockholders Written Consent") pursuant to which the record holders of Company Common Stock beneficially owned by the Principal Stockholders will consent to the necessary actions required pursuant to this Agreement without a meeting, without prior notice and without a vote.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINED TERMS

      Section 1.1 Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

      "ABC News Production/Distribution Agreement" shall mean the ABC News Production/Distribution Agreement in substantially the form attached hereto as Exhibit D.

      "Action" shall mean any action, claim, charge, grievance, complaint, arbitration, proceeding, review, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought or heard by or before any Governmental Authority.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

      "Agreement" shall have the meaning set forth in the preamble hereof.

      "Ancillary Agreements" shall mean, collectively, (a) the Separation Agreement, (b) the Support Agreement, (c) the Tax Sharing Agreement, (d) the ABC News Production/Distribution Agreement, (e) the Satellite/DARS License Agreement, (f) the Radio Disney Services Agreement, (g) the ESPN Radio Services Agreement, (h) the Lease Agreements, (i) the Engineering Services Agreement, (j) the ESPN Radio Network Sales Representation Agreement, (k) Radio Disney Stations' Sales Representation Agreement, (l) the Trademark License Agreement (Network), (m) the Trademark License Agreement (Station) and (n) all other documents required to be delivered on the Closing Date by any party pursuant to this Agreement.

      "Base Dividend" shall mean the difference, if positive, of (a) $12.68 minus (b) the Post-Dividend Company Price.

      "Benefit Plans" shall have the meaning set forth in Section 4.16(a).

      "Business" shall have the meaning set forth in the Separation Agreement.

      "Business Assets" shall have the meaning set forth in the Separation Agreement.

      "Business Benefit Plans" shall have the meaning set forth in Section 4.16(a) hereof.

      "Business Day" shall mean any day, other than a Saturday, Sunday or one on which banks are authorized by Law to close in New York, New York.

      "Business Employee" shall mean, except for those individuals specified on
Section 1.1 (Excluded Employees) of the TWDC/Spinco Disclosure Schedules, any individual who is engaged primarily in the conduct of the Business and is an employee with respect to the Business immediately prior to the Effective Time (including employees who are not actively at work by reason of illness, vacation, leave of absence or disability) and who becomes an employee of any Spinco Entity at the Effective Time; provided, however that any Business Employee who is receiving or entitled to receive long-term disability benefits under any Business Benefit Plan on or prior to the Effective Time shall become or remain the sole responsibility of TWDC and shall not be considered a Business Employee for any purpose hereunder until such time as such individual returns to employment or is entitled to return to employment with a Spinco Entity.

      "Business Intellectual Property" shall mean the Intellectual Property used or held for use in the Business as currently conducted and material to the Business.

      "Business Liabilities" shall have the meaning set forth in the Separation Agreement.

      "Business Material Adverse Effect" shall mean any effect, change or circumstance that is materially adverse to the Business, the Spinco Entities, TWDC or any of TWDC's Subsidiaries with respect to the Business, or the financial condition, operations or results of operations of the Business, taken as a whole, or the ability of TWDC or Spinco to consummate the Transactions and to perform their obligations under this Agreement and the Ancillary Agreements; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has occurred, a Business Material Adverse Effect: (a) any adverse effect, change or circumstance arising from or relating to (i) general business or economic conditions, including any such conditions as they relate to the Business, (ii) national or international political or social conditions, including the engagement by the U.S. in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S., (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP, (v) changes in any Laws, (vi) the negotiation, execution, delivery, public announcement or the pendency of this Agreement, the Ancillary Agreements or the Transactions, (vii) the loss of the services of any Business Employee by reason of resignation, retirement, death or permanent disability (except to the extent that any Key Business Employee is hired by TWDC or any of its Subsidiaries (other than any Spinco Entity) after the date hereof but prior to the Effective Time); or (viii) the taking of any action required by this Agreement or the Ancillary Agreements in connection with the Transactions; and (b) any adverse effect, change, circumstance or effect on the Business that is cured by TWDC or Spinco before the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to
Section 8.1 hereof.

      "Business Material Contracts" shall have the meaning set forth in Section 4.19(a) hereof.

      "Certificate of Merger" shall have the meaning set forth in Section 2.4 hereof.

      "Closing Date" shall have the meaning set forth in Section 2.3 hereof.

      "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

      "Communications Act" shall mean the U.S. Communications Act of 1934, as amended, and any regulations promulgated thereunder.

      "Company" shall have the meaning set forth in the preamble hereof.

      "Company Acquisition Proposal" shall mean, other than in connection with the Merger or as otherwise specifically contemplated by this Agreement, any proposal relating to (a) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving Company or Subsidiaries representing a material portion of Company's business, other than the Merger; (b) any sale, lease, exchange, transfer or other disposition (including by way of merger, consolidation or exchange), in a single transaction or a series of related transactions, of the assets of Company or any of its Subsidiaries constituting 15% or more of the consolidated assets of Company or accounting for 15% or more of the consolidated revenues of Company; (c) any tender offer, exchange offer or similar transaction or series of related transactions made by any Person involving Company Common Stock or the common stock of any of Company's Subsidiaries constituting 15% or more of the shares of Company Common Stock or the common stock of any of Company's Subsidiaries outstanding as of the date thereof; (d) the acquisition by any Person (other than TWDC or any of its Affiliates) of beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or the formation of any group (as defined in Section 13(d) of the Exchange Act) to acquire beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 15% of the shares of Company Common Stock or the common stock of any Company's Subsidiaries outstanding as of the date thereof or (e) any other substantially similar transaction.

      "Company Adverse Impact" shall have the meaning set forth in Section 6.8(d)(iii) hereof.

      "Company Average Stock Price" shall mean the average of the per share closing prices of Company Common Stock on the NYSE during the Pricing Period.

      "Company Benefit Plans" shall mean each material "employee benefit plan" (as defined in Section 3(3) of ERISA), and all other material employee benefit, pension, profit-sharing, savings, deferred compensation, bonus, incentive, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, programs and arrangements, whether or not subject to ERISA (i) sponsored, maintained or contributed to or required to be contributed to by Company or any of its Subsidiaries or to which Company or any of its Subsidiaries is a party and (ii) in which any current or former Company Employee or current director or consultant is a participant.

      "Company Board of Directors" shall mean the board of directors of Company.

      "Company Common Stock" shall mean the common stock of Company, par value $0.01 per share.

      "Company Convertible Notes" shall mean the 1.875% convertible subordinated debentures of Company due 2011 issued pursuant to the indenture between Company and The Bank of New York, as trustee, dated as of February 18, 2004.

      "Company Diluted Shares Outstanding" shall mean the sum of (a) the Company Shares Outstanding plus (b) the maximum number of shares of Company Common Stock issuable under (i) restricted stock units of Company and (ii) Company Options or any other securities exercisable for, convertible into or exchangeable for shares of Company Common Stock (in each case whether vested or unvested) owned (whether beneficially or of record) by Farid Suleman and Forstmann Little & Co. and their respective Affiliates, or any relations by blood or marriage of any of them or family limited partnerships, trusts or foundations having received such Company Options or securities from any of them, in any case on the Spinco Funding Date plus (c) to the extent that a Counting Determination has not been received by TWDC, the maximum number of shares of Company Common Stock issuable upon conversion of the Company Convertible Notes, in the case of this clause (c) determined (i) in the case of a split-off, the Business Day immediately prior to the date of commencement of an exchange offer by TWDC in respect of the split off or (ii) in the case of a spin-off, on the Spinco Funding Date, but after giving effect, in the case of each of clauses (a), (b) and (c) above, to any adjustments in the number of shares of Company Common Stock resulting from the transactions contemplated by this Agreement, including the Special Dividend; provided, that in accordance with Section 2.3 hereof, all references to "on the Spinco Funding Date" contained in this definition shall be replaced with references to "immediately prior to the Effective Time" and any Company Options attempted to be exercised between the Spinco Funding Date and the Effective Time as provided in Section 3.3(a)(ii) hereof shall be counted in the calculations Company Diluted Shares Outstanding.

      "Company Disclosure Schedules" shall mean the disclosure schedules delivered by Company to TWDC concurrently herewith.

      "Company Employee" shall mean any individual who is an employee of Company (including employees who are not actively at work on such date by reason of illness, vacation, leave of absence or short-term disability), immediately prior to the Effective Time.

      "Company Equity Interests" shall have the meaning set forth in Section 5.5(a) hereof.

      "Company Equity Plan" shall mean Company's Amended and Restated 2002 Long-Term Incentive Plan.

      "Company FCC Licenses" shall have the meaning set forth in Section 5.11(a) hereof.

      "Company Intellectual Property" shall have the meaning set forth in
Section 5.16(a) hereof.

      "Company Licensed Facilities" shall have the meaning set forth in Section 5.11(a) hereof.

      "Company LMA Facilities" shall have the meaning set forth in Section 5.11(b) hereof.

      "Company LMA FCC Licenses" shall have the meaning set forth in Section 5.11(b) hereof.

      "Company Material Adverse Effect" shall mean any effect, change or circumstance that is materially adverse to Company, its Subsidiaries or the financial condition, operations or results of operations of Company, taken as a whole, or the ability of Company to consummate the Merger and to perform its obligations under this Agreement and the Ancillary Agreements; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (a) any adverse effect, change or circumstance arising from or relating to (i) general business or economic conditions, including any such conditions as they relate to Company, (ii) national or international political or social conditions, including the engagement by the U.S. in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S., (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP, (v) changes in any Laws, (vi) the negotiation, execution, delivery, public announcement or the pendency of this Agreement, the Ancillary Agreements or the Transactions or (vii) the taking of any action required by this Agreement or the Ancillary Agreements in connection with the Merger; and (b) any adverse effect, change, circumstance or effect on Company that is cured by Company before the earlier of (i) the Closing Date and
(ii) the date on which this Agreement is terminated pursuant to Section 8.1 hereof.

      "Company Material Contracts" shall have the meaning set forth in Section 5.17(a) hereof.

      "Company Options" shall mean each option to acquire shares of Company Common Stock.

      "Company Preferred Stock" shall have the meaning set forth in Section 5.5(a) hereof.

      "Company Radio Stations" shall have the meaning set forth in Section 5.11(a) hereof.

      "Company SEC Documents" shall have the meaning set forth in Section 5.4(a) hereof.

      "Company Securities" shall mean, collectively, all outstanding (a) shares of capital stock or voting securities of Company, (b) securities of Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of

Company or (c) options or other rights to acquire from Company or any of its Subsidiaries, or other obligations of Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company.

      "Company Shares Outstanding" shall mean the aggregate number of shares of Company Common Stock outstanding (including shares of restricted Common Stock whether vested or unvested) on the Spinco Funding Date; provided, that in accordance with Section 2.3 hereof, the reference to "on the Spinco Funding Date" contained in this definition shall be replaced with a reference to "immediately prior to the Effective Time".

      "Company Stockholder Approval" shall have the meaning set forth in Section 5.18(b) hereof.

      "Company Stockholder Meeting" shall have the meaning set forth in Section 6.3(b) hereof.

      "Company Stockholders" shall mean the holders of Company Common Stock.

      "Company Tax Opinion" shall have the meaning set forth in Section 7.3(d) hereof.

      "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated as of May 5, 2005, by and between TWDC and Company, as amended.

      "Contract" shall mean any written or oral agreement, arrangement, authorization, sale order, purchase order, open bid, commitment, contract, indenture, mortgage, note, instrument, evidence of indebtedness, real estate or other lease, loan, license, obligation, restriction, memorandum of understanding, letter of intent, covenant, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business, in each case, whether express or implied, including all amendments, modifications and supplements thereto and waivers and consents thereunder.

      "Counting Determination" shall mean a determination by the IRS in the IRS Rulings to the effect that, for purposes of Section 355(e) of the Code, there will be no net increase in the number of shares of stock of Spinco (or Company as a successor to Spinco) acquired pursuant to a plan, within the meaning of
Section 355(e) of the Code, on (i) the conversion of a Company Convertible Note into shares of Company Common Stock and (ii) the simultaneous redemption by Company of an equal number of shares of Company Common Stock held by a partnership or other entity that is affiliated with or advised by Forstmann Little & Co.

      "Delayed Transfer Assets" shall have the meaning set forth in the Separation Agreement.

      "DGCL" shall have the meaning set forth in the recitals hereof.

      "Distribution" shall have the meaning set forth in the Separation
Agreement.

      "DOJ" shall mean the U.S. Department of Justice.

      "Effective Time" shall have the meaning set forth in Section 2.4 hereof.

      "Encumbrances" shall mean all liens, security interests, pledges, mortgages, deeds of trusts, charges, options, encumbrances or other restrictions, including restrictions on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, and all other similar rights of third parties, of any kind or nature.

      "Engineering Services Agreement" shall mean the Engineering Services Agreement in substantially the form attached hereto as Exhibit I.

      "Environmental Claims" shall mean any claim, action, notice, letter, demand or request for information (in each case in writing) by any Person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from any violation of Environmental Law or the release, emission, discharge, presence or disposal of any Hazardous Material at any location.

      "Environmental Law" shall mean any Law or Order relating to pollution or the protection, cleanup or restoration of the environment, or to human health, including the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation, and Liability Act and the Federal Toxic Substances Control Act, in each case as in effect on or prior to the date hereof.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "ERISA Affiliate" shall mean, with respect to any Person, any other Person or any trade or business, whether or not incorporated, that, together with such first Person would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

      "ESPN Radio Services Agreement" shall mean the ESPN Radio Services Agreement in substantially the form attached hereto as Exhibit G.

      "ESPN Radio Network Sales Representation Agreement" shall mean the ESPN Radio Network Sales Representation Agreement in substantially the form attached hereto as Exhibit J.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Exchange Agent" shall have the meaning set forth in Section 3.2(a) hereof.

      "Exchange Fund" shall have the meaning set forth in Section 3.2(a) hereof.

      "Exchange Ratio" shall have the meaning set forth in Section 3.1(a)(i) hereof.

      "Excluded Assets" shall have the meaning set forth in the Separation Agreement.

      "FCC" shall mean the U.S. Federal Communications Commission or any successor agency thereto.

      "FCC Applications" shall have the meaning set forth in Section 6.8(b)(i) hereof.

      "FCC Consent" shall mean an action by the FCC (including action duly taken by the FCC's staff pursuant to delegated authority) granting its consent to the FCC Applications.

      "FTC" shall mean the U.S. Federal Trade Commission.

      "GAAP" shall mean generally accepted accounting principles of the United States, as in effect from time to time.

      "go.com Common Stock" shall have the meaning set forth in Section 4.5(a) hereof.

      "Governmental Authority" shall mean any of the DOJ, the FCC, the FTC, the SEC and any other Federal, state, county, local, provincial, municipal or other U.S. or foreign governments or governmental or regulatory or legislative agencies, authorities (including Taxing, antitrust or competition and self-regulatory authorities), instrumentalities, commissions, departments, boards, bureaus, bodies or other governmental or quasi-governmental entities having competent jurisdiction over any Party, any of their respective Subsidiaries, and any other tribunal, court, judicial or quasi-judicial agency, administrative agency, mediator or arbitrator of competent jurisdiction.

      "Hazardous Material" shall mean chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products and by-products, asbestos-containing materials, PCBs, and any other chemicals, pollutants, substances or wastes, in each case regulated, or that could result in liability, under Environmental Law.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      "Indebtedness" shall have the meaning set forth in the Separation
Agreement.

      "Information Statement/Prospectus" shall mean the information statement/prospectus of Company and the information statement of TWDC to be distributed to Company Stockholders and TWDC Stockholders in connection with the Transactions, including any preliminary information statement/prospectus or definitive information statement/prospectus filed with the SEC in accordance with the terms and provisions of this Agreement. The Information Statement/Prospectus shall constitute a part of the Registration Statement.

      "Infringes" shall have the meaning set forth in Section 4.18(c) hereof.

      "Intellectual Property" shall mean, collectively, all U.S. and foreign issued, registered, unregistered and pending: (a) utility and design patents, registered designs and invention disclosures, patent applications, divisionals, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions and the like, and any provisional applications of any such patents or patent applications ; (b) copyrightable works and copyright registrations and applications therefor , including those relating to radio programming, jingles, Internet web sites, web pages and related items, marketing and promotional materials, computer software, data files, source and object codes, user interfaces, manuals and other specifications and documentation and all know-how relating thereto (and all other intellectual property and proprietary rights incorporated in any of the foregoing); (c) trademarks, service marks, assumed, brand, corporate, d/b/a, service and trade names, Internet domain names, logos and business symbols, call letters, slogans, trade dress and other source indicators and all registrations and applications therefor and renewals thereof and all goodwill associated therewith; (d) trade secrets, improvements, know-how, data, processes, methods, inventions (whether or not patentable or reduced to practice) and other proprietary rights or confidential business information, including technical and scientific know-how, inventions, discoveries, developments, processes, formulas, methods, practices, techniques, procedures, designs, drawings, assembly procedures, computer programs, apparatuses, plans, specifications, technology, and related improvements and know-how, whether or not copyrightable, patentable or reduced to practice; and
(e) other intellectual property and rights of publicity.

      "Intended Tax Consequences" means the Tax consequences set forth in the Recitals hereof and nonrecognition treatment to the TWDC Stockholders (except for cash received in lieu of fractional shares) and the Company Stockholders.

      "IRS" shall mean the U.S. Internal Revenue Service.

      "IRS Rulings" shall have the meaning set forth in Section 6.8(d)(i) hereof.

      "IRS Submissions" shall have the meaning set forth in Section 6.8(d)(ii) hereof.

      "Key Business Employees" shall mean those Business Employees set forth on
Section 1.1 (Key Business Employees) of the TWDC/Spinco Disclosure Schedules.

      "Knowledge" shall mean (i) with respect to the TWDC Entities and the Spinco Entities, the actual knowledge of the persons listed on Section 1.1 (Knowledge) of the TWDC/Spinco Disclosure Schedules and (ii) with respect to Company and its Subsidiaries, the actual knowledge of the persons listed on
Section 1.1 (Knowledge) of the Company Disclosure Schedules, in each case after due inquiry.

      "Law" shall mean any federal, state, county, local, provincial, municipal or other U.S. or foreign constitution, code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, plan, or statute applicable to a Person or its assets, liabilities, or business, including those promulgated, interpreted or enforced by any Governmental Authority.

      "Lease Agreements" shall mean the lease agreements in substantially the form attached hereto as Exhibit H and definitive agreements reflecting the terms set forth in the term sheets attached hereto as Exhibit H.

      "License" shall mean any license, ordinance, authorization, permit, certificate, right, easement, variance, exemption, consent, franchise or approval from any Governmental Authority, domestic or foreign.

      "Maximum Spinco Debt" shall have the meaning set forth in the Separation Agreement.

      "Merger" shall have the meaning set forth in Section 2.2(b) hereof.

      "Merger Sub" shall have the meaning set forth in the preamble hereof.

      "Merger Sub Board of Directors" shall mean the board of directors of Merger Sub.

      "Merger Sub Common Stock" shall have the meaning set forth in Section 2.2(a) hereof.

      "NYSE" shall mean the New York Stock Exchange, Inc.

      "Opinion of Counsel" shall mean a "will" opinion of Dewey Ballantine LLP that is in form and substance reasonably satisfactory to TWDC.

      "Option Ratio" shall mean the quotient determined by dividing (a) the average of the daily closing prices per share of TWDC Common Stock on the NYSE, as reported in The Wall Street Journal, for the 10 consecutive trading days immediately preceding the Closing Date by (b) the average of the daily closing prices per share of Company Common Stock on the NYSE, as reported in The Wall Street Journal, for the 10 consecutive trading days immediately following the Closing Date.

      "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, restriction, charge or writ of any Governmental Authority, whether temporary, preliminary or permanent.

      "Party" and "Parties" shall have the meanings set forth in the preamble hereof.

      "Per-Share Special Dividend" shall mean the quotient of (a) the Special Dividend divided by (b) the Company Shares Outstanding.

      "Person" shall mean any natural person, firm, individual, business trust, trust, association, corporation, partnership, limited liability company, joint venture, company, unincorporated entity or Governmental Authority.

      "Post-Dividend Company Price" shall mean the quotient of (a) $1,300,000,000 divided by (b) the Spinco Shares; provided, however, that notwithstanding any exercise by

TWDC of its option set forth in the proviso of the definition of Spinco Shares, for purposes of this definition, Spinco Shares shall be calculated as if such option were not exercised (i.e., using 0.48 in clause (a)(ii) of the definition of Spinco Shares).

      "Pricing Period" shall mean the period of 10 consecutive trading days ending on (and including) the date that is one trading day prior to the Spinco Funding Date.

      "Principal Stockholders" shall have the meaning set forth in the recitals hereof.

      "Principal Stockholders Written Consent" shall have the meaning set forth in the recitals hereof.

      "Radio Disney Services Agreement" shall mean the Radio Disney Services Agreement in substantially the form attached hereto as Exhibit F.

      "Radio Disney Stations' Sales Representation Agreement" shall mean the Radio Disney Stations' Sales Representation Agreement in substantially the form attached hereto as Exhibit K.

      "Redactable Information" shall have the meaning set forth in Section 6.8(d)(ii) hereof.

      "Registration Statement" shall mean the registration statement on Form S-4 to be filed by Company with the SEC in connection with the issuance of shares of Company Common Stock in the Merger (as amended and supplemented from time to time).

      "Renewal Application" shall have the meaning set forth in Section 6.8(b)(iv) hereof.

      "Renewal Station" shall have the meaning set forth in Section 6.8(b)(iv) hereof.

      "Representations" shall have the meaning set forth in Section 6.8(d)(i) hereof.

      "Restructuring" shall have the meaning set forth in the Separation Agreement.

      "Return" shall mean any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "RMT Debt Adjustment" shall mean:

(a) at any Company Average Stock Price that would not result in the Value Deficit or Value Surplus exceeding $250,000,000 (disregarding the limitation included in each such definition), an amount equal to the product of (i) the difference of the Company Average Stock Price minus the Base Dividend and (ii) the increase in the number of Spinco Shares resulting from the exercise by Spinco of the Spinco Shares Election over the number of Spinco Shares that would have existed absent the Spinco Shares Election (the "Spinco Shares Increase");

(b) at any Company Average Stock Price that would result in the Value Deficit exceeding $250,000,000 (disregarding the limitation included in the definition), an amount equal to the product of (i) the difference between (A) the Company Average Stock Price that would result in the Value Deficit being equal to $250,000,000 (taking into account the Spinco Shares Election) minus (B) the
Base Dividend and (ii) the Spinco Shares Increase; and

      (c) at any Company Average Stock Price that would result in the Value Surplus exceeding $250,000,000 (disregarding the limitation included in such definition), an amount equal to the product of (i) the difference of (A) the Company Average Stock Price that would result in the Value Surplus being equal to $250,000,000 (taking into account the Spinco Shares Election) minus (B) the Base Dividend and (ii) the Spinco Shares Increase.

      "Rule 145 Affiliate" shall have the meaning set forth in Section 6.11 hereof.

      "Satellite/DARS License Agreement" shall mean the Satellite/DARS License Agreement in substantially the form attached hereto as Exhibit E.

      "SEC" shall mean the U.S. Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Separation" shall have the meaning set forth in the Separation Agreement.

      "Separation Agreement" shall mean the Separation Agreement by and between TWDC and Spinco dated as of the date hereof.

      "Separation Date" shall mean the date and time that the Separation shall become effective.

      "Special Dividend" shall mean a dividend or series of dividends in respect of Company Common Stock in an aggregate amount equal to the sum of (a) the product of (i) the Base Dividend and (ii) the Company Shares Outstanding and (b) the product of (i) quotient of any Value Surplus divided by the Spinco Ownership Percentage and (ii) 1 minus the Spinco Ownership Percentage.

      "Spinco" shall have the meaning set forth in the preamble hereof.

      "Spinco Acquisition Proposal" shall mean, other than in connection with the Transactions or as otherwise specifically contemplated by this Agreement or the Separation Agreement, any proposal relating to (a) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving the Business other than the Transactions; (b) any sale, lease, exchange, transfer or other disposition (including by way of merger, consolidation or exchange), in a single transaction or a series of related transactions, of the assets of the Business or the Spinco Entities constituting 15% or more of the consolidated assets of the Business or accounting for 15% or more of the consolidated revenues of the Business; (c) any spin-off, split-off or sale of the Business to the public or to the TWDC Stockholders; or (d) any other substantially similar transaction.

      "Spinco Audited Financial Statements" shall have the meaning set forth in
Section 4.7(a) hereof.

      "Spinco Benefit Plans" shall have the meaning set forth in Section 4.16(b) hereof.

      "Spinco Board of Directors" shall mean the board of directors of Spinco.

      "Spinco Certificate" shall have the meaning set forth in Section 3.1(a)(i) hereof.

      "Spinco Common Stock" shall mean the common stock of Spinco, no par value per share.

      "Spinco Debt" shall have the meaning set forth in the Separation
Agreement.

      "Spinco Debt Commitment Letter" shall have the meaning set forth in the Separation Agreement.

      "Spinco Entities" shall mean Spinco and each of the Spinco Subsidiaries.

      "Spinco Equity Interests" shall have the meaning set forth in Section 4.5(b) hereof.

      "Spinco Funding Date" shall have the meaning set forth in the Separation Agreement.

      "Spinco Ownership Percentage" shall mean the quotient of (a) Spinco Shares divided by (b) the sum of (i) the Spinco Shares and (ii) the Company Shares Outstanding.

      "Spinco Shares" shall mean the difference of (a) the quotient of (i) the Company Diluted Shares Outstanding divided by (ii) 0.48, minus (b) the Company Diluted Shares Outstanding; provided that in no event shall the Spinco Shares be fewer than 127,240,887; provided, further, that if determined by TWDC, in its sole discretion, that it is necessary or advisable from a tax standpoint, then the 0.48 referred to in clause (a)(ii) above may, at TWDC's option, be reduced to a fraction equal to or greater than 0.45 (the "Spinco Shares Election").

      "Spinco Subsidiaries" shall have the meaning set forth in the Separation Agreement.

      "Stockholder Arrangements" shall mean the agreements and arrangements set forth in Section 1.1 (Stockholder Arrangements) of the Company Disclosure Schedule.

      "Subsidiary" of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such limited liability company, partnership or joint venture or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. The term "Subsidiary" shall include all Subsidiaries of any Subsidiary.

      "Support Agreement" shall have the meaning set forth in the recitals hereof.

      "Surviving Corporation" shall have the meaning set forth in Section 2.2(b) hereof.

      "Taxable Period" shall mean any taxable year or any other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period) with respect to which any Tax may be imposed under any applicable Law.

      "Taxes" shall mean any and all United States federal, state, and local and any and all non-United States taxes, assessments, duties, impositions, levies and other governmental charges and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, whether disputed or not, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Section 1.1502-6 of the Treasury Regulations or comparable provisions of state, local or foreign Tax Law) and including any liability for Taxes as a transferee or successor, by contract or otherwise.

      "Tax Sharing Agreement" shall have the meaning set forth in the Separation Agreement.

      "Termination Date" shall have the meaning set forth in Section 8.1(b) hereof.

      "Territory" shall mean any geographical market in which, as of the Effective Time, any of the Spinco Entities or Company or any Subsidiary of Company is engaged in the business of owning or operating radio stations included in the Business or the business of Company and licensed to, or having a transmitter site in, such geographical market.

      "Tolling Agreement" shall have the meaning set forth in Section 6.8(b)(iv) hereof.

      "Trademark License Agreement (Network)" shall mean the Trademark License Agreement (Network) in substantially the form attached hereto as Exhibit L.

      "Trademark License Agreement (Station)" shall mean the Trademark License Agreement (Station) in substantially the form attached hereto as Exhibit M.

      "Transactions" shall mean, collectively, the transactions contemplated by this Agreement, the Restructuring, the Distribution, the Merger and the Ancillary Agreements.

            "Transfer Taxes" shall have the meaning set forth in Section 6.5(b) hereof.

            "Treasury Regulations" shall mean the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the U.S. Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "TWDC" shall have the meaning set forth in the preamble hereof.

            "TWDC Adverse Impact" shall have the meaning set forth in Section 6.8(d)(iii).

            "TWDC Board of Directors" shall mean the board of directors of TWDC.

            "TWDC Common Stock" shall have the meaning set forth in the Separation Agreement.

            "TWDC Competing Business" shall have the meaning set forth in
Section 6.21(a) hereof.

            "TWDC Converted Option" shall have the meaning set forth in Section 3.3(b)(i) hereof.

            "TWDC Converted RSU" shall have the meaning set forth in Section 3.3(b)(ii).

            "TWDC Entities" shall have the meaning set forth in the Separation Agreement.

            "TWDC Equity Interests" shall have the meaning set forth in Section 4.5(a) hereof.

            "TWDC Equity Plans" shall mean TWDC's Amended and Restated 1995 Stock Incentive Plan, TWDC's 2005 Stock Incentive Plan and any other stock option or stock incentive compensation plan of TWDC in which Business Employees participate.

            "TWDC FCC Licenses" shall have the meaning set forth in Section 4.13(a) hereof.

            "TWDC Licensed Facilities" shall have the meaning set forth in
Section 4.13(a) hereof.

            "TWDC Option" shall have the meaning set forth in Section 3.3(b)(i) hereof.

            "TWDC Preferred Stock" shall have the meaning set forth in Section 4.5(a) hereof.

            "TWDC Radio Stations" shall have the meaning set forth in Section 4.13(a) hereof.

            "TWDC RSU" shall have the meaning set forth in Section 3.3(b)(ii).

            "TWDC SEC Documents" shall have the meaning set forth in Section 4.4 hereof.

            "TWDC Securities" shall mean, collectively, all outstanding (a) shares of capital stock or voting securities of TWDC, (b) securities of TWDC or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of TWDC or (c) options or other rights to acquire from TWDC or any of its Subsidiaries, or other obligations of TWDC or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of TWDC.

            "TWDC/Spinco Disclosure Schedules" shall mean the disclosure schedules delivered by TWDC to Company concurrently herewith.

            "TWDC Stockholders" shall mean the holders of TWDC Common Stock.

            "TWDC Tax Opinion" shall have the meaning set forth in Section 7.2(c) hereof.

            "Value Deficit" shall mean the product of (a) the excess, if any, of
(i) $12.68 over (ii) Company Average Stock Price and (b) the Spinco Shares; provided that in no event shall the Value Deficit exceed $250,000,000.

            "Value Surplus" shall mean the product of (a) the excess, if any, of
(i) the Company Average Stock Price over (ii) $12.68 and (b) the Spinco Shares; provided that in no event shall the Value Surplus exceed $250,000,000.

            "WARN" shall have the meaning set forth in Section 4.17(a)(iii) hereof.

                                   ARTICLE II
                          THE SEPARATION AND THE MERGER

            Section 2.1 The Separation. Prior to the Effective Time and pursuant to the terms and conditions of the Separation Agreement, TWDC and Spinco shall effect the Separation.

            Section 2.2 The Merger.

            (a) Immediately prior to the Effective Time, the issued and outstanding shares of capital stock of Merger Sub shall consist of only shares of the common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock"), all of which shall be owned directly by Company.

            (b) Upon the terms and subject to the conditions of this Agreement, Merger Sub will be merged with and into Spinco (the "Merger") at the Effective Time in accordance with the DGCL and upon the terms set forth in this Agreement. Following the Merger, the separate corporate existence of Merger Sub will cease, and Spinco will continue as the surviving corporation (Spinco as the surviving corporation following the Merger is sometimes referred to herein as the "Surviving Corporation") and will succeed to and assume all the rights, powers, privileges and franchises, and be subject to all of the obligations of Merger Sub in accordance with the DGCL and upon the terms set forth in this Agreement. As a result of the Merger, the Surviving Corporation will be a wholly-owned Subsidiary of Company.

            Section 2.3 Closing. The closing of the Merger will take place at 10:00 a.m., New York time, on a date to be specified by the Parties, which will be no later than the second Business Day after the satisfaction or waiver of the conditions set forth in Article VII hereof (the "Closing Date") at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, unless another date or place is agreed to in writing by the Parties. If as of immediately prior to the Effective Time the number of Spinco Shares calculated pursuant to the provisos to the definitions of Company Shares Outstanding and Company Diluted Shares Outstanding is greater than the number of Spinco Shares as originally calculated as of the Spinco Funding Date, TWDC, may at its option, cause the Closing Date to be delayed until such time as all calculations of amounts pursuant to defined terms in this Agreement and the Separation Agreement incorporating the term "Spinco Shares" are recalculated utilizing such recalculated number of Spinco Shares and the parties shall take all necessary actions to effectuate the transactions contemplated by this Agreement and the Separation Agreement (including, but not limited to, the Spinco Debt, the Distribution and Per-Share Special Dividend) taking into account such recalculated amounts.

            Section 2.4 Effective Time. On the Closing Date, the Parties will execute and file in the office of the Secretary of State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the DGCL. The Merger will become effective at the time of filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the DGCL, or at such later time as is agreed upon by the Parties and set forth in the Certificate of Merger (such time as the Merger becomes effective is referred to herein as the "Effective Time").

            Section 2.5 Effects of the Merger.

            (a) The Merger will have the effects set forth in this Agreement, the Certificate of Merger and the DGCL.

            (b) Immediately following the Effective Time, Spinco's name shall be Alphabet Acquisition Corp. and its headquarters shall be located at 7201 W. Lake Mead Blvd, Suite 400, Las Vegas, Nevada 89128.

            Section 2.6 Certificates of Incorporation and Bylaws.

            (a) Certificates of Incorporation. At the Effective Time, the certificate of incorporation of Surviving Corporation as in effect immediately prior to the Effective Time shall be amended so as to contain only the provisions contained in the certificate of incorporation of Merger Sub until thereafter amended in accordance with the terms thereof and applicable Law.

            (b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and applicable Law.

            Section 2.7 Additional Actions. If TWDC or Company determines that it is necessary or advisable to restructure the Transaction to yield the Intended Tax Consequences, then the Parties will collaborate reasonably and in good faith in order to determine an alternative structure for the Transactions, and the Parties agree to use their reasonable best efforts to modify the relevant provisions of this Agreement and the other Transaction Agreements accordingly. In all events, the chosen structure will preserve to the greatest extent possible the economics of the Transactions contemplated by the Transaction Agreements (disregarding any cost associated with the Company Convertible Notes). In furtherance of the foregoing, each of the Parties shall take all actions reasonably necessary to modify the IRS Rulings and Opinions of Counsel to reflect the transactions as so modified and to effectuate the change in transaction structure contemplated by this Section 2.7, and each such Party shall use its reasonable best efforts to cause the transactions contemplated hereby, as so modified, to be consummated as soon as practicable thereafter.

                                  ARTICLE III
         EFFECT OF THE MERGER, CONVERSION OF SHARES AND RELATED MATTERS

            Section 3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of the capital stock of TWDC, Spinco, Merger Sub or Company:

            (a) Conversion of Spinco Capital Stock.

                  (i) Each share of Spinco Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(a)(ii) hereof) shall be automatically converted into the right to receive one fully paid and nonassessable share of Company Common Stock (the "Exchange Ratio"). Following the Effective Time, all shares of Spinco Common Stock shall no longer be outstanding and shall automatically be retired and cease to exist, and each certificate or book-entry credit previously evidencing any such shares of Spinco Common Stock (a "Spinco Certificate") shall thereafter evidence only the right to receive the number of whole shares of Company Common Stock into which the shares of Spinco Common Stock formerly evidenced by such Spinco Certificates have been converted pursuant to this
Section 3.1. Spinco Certificates shall be exchanged for certificates representing whole shares of Company Common Stock issued in consideration therefor upon the surrender of such Spinco Certificates in accordance with this
Section 3.1(a), without any interest thereon.

                  (ii) All shares of Spinco Common Stock held in Spinco's treasury or owned by any Spinco Entity, TWDC Entity, Company or any wholly-owned Subsidiary of Company shall be canceled and extinguished and shall cease to exist, and no shares of Company Common Stock or other consideration shall be delivered in exchange therefor.

            (b) Merger Sub Common Stock. At the Effective Time, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (c) Company Common Stock. Each share of Company Common Stock that is issued and outstanding immediately prior to and at the Effective Time shall remain outstanding following the Effective Time.

            Section 3.2 Exchange of Shares.

            (a) Company to Make Shares Available. At or prior to the Effective Time, Company shall deposit, or shall cause to be deposited, with a bank or trust company appointed by TWDC (the "Exchange Agent"), for the benefit of the holders of Spinco Certificates, for exchange in accordance with this Article III the shares of Company Common Stock to be issued pursuant to Section 3.1(a) hereof and delivered pursuant to Section 3.2(b) below in exchange for Spinco Certificates (such shares of Company Common Stock, together with any dividends or distributions with respect thereto, the "Exchange Fund").

            (b) Exchange Procedures. As promptly as practicable after the Effective Time, the Exchange Agent shall distribute to each holder of shares of Spinco Common Stock immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(a)(ii) hereof) (i) the number of shares of Company Common Stock into which the shares of Spinco Common Stock held by such Person have been converted in accordance with Section 3.1(a) hereof and
(ii) the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable with respect to such shares of Company Common Stock, in each case which such holder has the right to receive pursuant to the provisions of this Section 3.2(b), and the Spinco Common Stock held by such Person shall forthwith be cancelled.

            (c) Distributions With Respect to Undistributed Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Common Stock with a record date after the Effective Time shall be paid with respect to any shares of Company Common Stock that are not able to be distributed by the Exchange Agent promptly after the Effective Time, whether due to a legal impediment to such distribution or otherwise. Subject to the effect of applicable laws, following the distribution of any such previously undistributed shares of Company Common Stock, there shall be paid to the record holder of the certificates representing such shares of Company Common Stock, without interest (i) the amount of dividends or other distributions with a record date after the Effective Time theretofor paid with respect to such whole shares of Company Common Stock and (ii) at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the distribution of such shares and a payment date subsequent to the distribution of such shares payable with respect to such whole shares of Company Common Stock. Company shall deposit in the Exchange Fund all such dividends and distributions.

            (d) No Further Rights in Spinco Common Stock. All shares of Company Common Stock issued upon conversion of shares of Spinco Common Stock in accordance with the terms of this Section 3.2 shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to such shares of Spinco Common Stock.

            (e) Termination of Exchange Fund. Any portion of the Exchange Fund made available to the Exchange Agent that remains undistributed 180 days after the Effective Time shall be delivered to Company, and any holders of shares of Spinco Common Stock as of the Record Date shall thereafter look only to Company for payment of the applicable number of shares of Company Common Stock and any dividends or other distributions with respect to Company Common Stock.

            (f) No Liability. None of TWDC, Company, Spinco, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Spinco Common Stock for any shares of Company Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

            (g) Withholding Rights. The Exchange Agent, on behalf of Company and/or Spinco, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of any Spinco Common Stock such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Tax authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of Spinco Common Stock in respect of which such deduction and withholding was made.

            Section 3.3 Employee Stock Options and Other Equity Awards.

            (a) Company Stock Options.

                  (i) If Company elects to adjust the Company Options held by Company Employees under the Company Equity Plan or otherwise in each case pursuant to, and in accordance with, the terms thereof, to reflect the effects of the Special Dividend, Company shall, at or prior to the Effective Time, make such adjustments to each such Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time, in the manner set forth on Section 3.3(a) of the Company Disclosure Schedules. Notwithstanding the foregoing, such adjustments shall be effected in a manner so as to not be deemed a modification under Sections 409A and 424(a) of the Code.

                  (ii) Between the Spinco Funding Date and the Effective Time, Company shall not recognize any attempted exercise of Company Options, shall not issue any shares of Company Common Stock upon the exercise of Company Options and shall instruct the transfer agent for shares of Company Common Stock not to issue any shares of Company Common Stock upon any attempted exercise of Company Options. Any such attempted exercise shall be null and void and have no effect, and the holder thereof may only validly elect to exercise such Company Option after the Effective Time. For the avoidance of doubt, the holder of any Company Option that has attempted to exercise such Company Option between the Spinco Funding Date and the Effective Time shall not be entitled to (i) any dividend paid with respect to the underlying stock or (ii) vote such underlying stock unless and until such holder validly exercises the Company Options after the Effective Time.

            (b) TWDC Stock Options and Other Equity Awards.

                  (i) At or prior to the Effective Time, TWDC and Company shall take all action necessary such that each option to acquire shares of TWDC Common Stock (each, a "TWDC Option") held by a Business Employee under a TWDC Equity Plan, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be assumed by Company as of the Effective Time; provided that TWDC or Spinco shall have obtained the agreement of the Business Employee who is the holder of the applicable TWDC Option to the foregoing assumption and the conversion set forth in this Section 3.3(b)(i). Accordingly, each such TWDC Option will cease to represent a right to acquire shares of TWDC Common Stock and shall be converted into an option (a "TWDC Converted Option") to purchase shares of Company Common Stock. The number of shares of Company Common Stock subject to each TWDC Converted Option shall be equal to the product of the number of shares of TWDC Common Stock subject to such TWDC Option multiplied by the Option Ratio; provided that any fractional shares of Company Common Stock resulting from such multiplication shall be rounded to the nearest whole share. The exercise price per share of Company Common Stock subject to each TWDC Converted Option shall equal the quotient of the exercise price per share of TWDC Common Stock under the corresponding TWDC Option divided by the Option Ratio; provided that such exercise price shall be rounded to the nearest whole cent. Each such TWDC Converted Option will otherwise have substantially the same terms and conditions as the corresponding TWDC Option, including vesting and term of exercise, except that references to TWDC will be changed to refer to Company and references to any of the TWDC Equity Plans will be changed to refer to an applicable benefit plan of Company. Notwithstanding anything in this Agreement to the contrary, the conversion of options under this Section 3.3(b)(i) shall be made in a manner that is intended to comply with Section 409A of the Code, and, if applicable, Section 424(a) of the Code. Any Business Employee who is a holder of a TWDC Option who does not agree to the conversion contemplated by this Section 3.3(b)(i) will be treated under the terms of the applicable TWDC Equity Plan as having terminated his or her employment or other service arrangement with TWDC and its Subsidiaries on the Closing Date and will have such rights, as applicable, under the original terms of the TWDC Option as in effect at the time of effective termination.

                  (ii) Each award of restricted stock units held by a Business Employee under a TWDC Equity Plan and subject to a restricted stock unit award that is outstanding at the Effective Time (a "TWDC RSU") shall be assumed by Company as of the Effective Time; provided that TWDC or Spinco have obtained the agreement of the Business Employee who is the holder of the applicable TWDC RSU to the foregoing assumption and conversion set forth in this Section 3.3(b)(ii). Accordingly, each such TWDC RSU will be converted into an award of restricted stock units with respect to shares of Company Common Stock (a "TWDC Converted RSU"). The number of units subject to a TWDC Converted RSU shall be equal to the product of the number of units subject to the TWDC RSU multiplied by the Option Ratio. Each such TWDC Converted RSU will otherwise have substantially the same terms and conditions as the corresponding TWDC RSU, except that (A) references to TWDC will be changed to refer to Company and references to any of the TWDC Equity Plans will be changed to refer to an applicable plan of Company and (B) any performance vesting provisions will be adjusted, in the sole discretion of TWDC so that the vesting of the TWDC Converted RSU is based upon performance requirements relating to Company that are comparable to the original performance requirements of the TWDC RSU. Notwithstanding anything in this Agreement to the contrary, the conversion of TWDC RSUs under this Section 3.3(b)(ii) shall be made in a manner that is intended to comply with Section 409A of the Code.

            (c) Following the Effective Time, Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Company Common Stock for delivery upon exercise of the TWDC Converted Options in accordance with this Section 3.3. As soon as practicable following the Effective Time, Company shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Company Common Stock subject to the TWDC Converted Options and the TWDC Converted RSUs and shall use its reasonable efforts to maintain the effectiveness of such registration statement on Form S-8 (and maintain current the status of the prospectus contained therein) for so long as the TWDC Converted Options and the TWDC Converted RSUs remain outstanding.

            Section 3.4 Company Special Dividend. Prior to the Closing, Company shall set a record date (which shall be no earlier than two trading days prior to the Closing Date) for and declare, and immediately prior to the Closing, Company shall pay the Special Dividend. Company acknowledges and agrees that in connection with the Special Dividend and any regular dividends between the date of this Agreement and the Closing Date, pursuant to and in accordance with the last paragraph of Section 11.08 of that certain Indenture, dated as of February 18, 2004, relating to the Company Convertible Notes, by and between Company and The Bank of New York, as Trustee, no adjustment shall be made to the conversion price of the Company Convertible Notes. Company agrees that in the event of a repurchase of the Company Convertible Notes, any offer to purchase shall expire or otherwise be terminated prior to the commencement of an exchange offer by TWDC in respect of a split-off.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF TWDC AND SPINCO

            Except as set forth in the TWDC/Spinco Disclosure Schedules (regardless of whether or not the relevant Section hereof refers to the TWDC/Spinco Disclosure Schedules) or in the TWDC SEC Documents, TWDC and Spinco hereby represent and warrant to Company (which, in the case of Sections 4.5(b), 4.7(b), 4.9(b), 4.12(b), 4.13(i), 4.14(a), 4.14(b), 4.17(a), 4.17(d), 4.18(a)
and 4.18(b), are made after giving effect to the Separation) as follows:

            Section 4.1 Due Organization, Good Standing and Corporate Power.

            (a) Each of TWDC and Spinco is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. TWDC and its Subsidiaries have all requisite corporate power and authority to own, lease and operate their properties that will be contributed to Spinco pursuant to the Separation Agreement and to carry on the Business as it is now being conducted. Each of TWDC and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by the Business that will be contributed to Spinco pursuant to the Separation Agreement or the nature of the Business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect.

            Section 4.2 Authorization and Validity of Agreement. Each of TWDC and Spinco has full corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder or thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements by each of TWDC and Spinco, and the consummation by each of them of the Transactions, have been duly authorized and unanimously approved by each of the TWDC Board of Directors, the Spinco Board of Directors and by TWDC as the sole stockholder of Spinco, and no other corporate action on the part of TWDC or Spinco is necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements or the consummation of the Transactions. This Agreement and the Ancillary Agreements have been duly executed and delivered by each of TWDC and Spinco, as applicable, and, to the extent it is a party thereto, each is a valid and binding obligation of each of TWDC and Spinco enforceable against each of TWDC and Spinco in accordance with their terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Law affecting the enforcement of creditors' rights generally and by general equitable principles.

            Section 4.3 Corporate Authority Relative to this Agreement; No Violation. Assuming (a) the filings required under the HSR Act are made and the waiting periods thereunder (if applicable) have been terminated or expired, (b) the filings (if any) required under the Communications Act are made, the FCC Consent is granted and has not been vacated, reversed, stayed, enjoined, set aside, annulled or suspended and any applicable requirements of the FCC pursuant to the Communications Act are met, (c) the applicable requirements of the Securities Act and the Exchange Act are met, (d) the requirements under any applicable state securities or blue sky Laws are met, (e) the requirements of the NYSE in respect of the listing of the shares of Spinco Common Stock to be issued pursuant hereto are met and (f) the filing of the Certificate of Merger and other appropriate Merger documents, if any, as required by the DGCL, is made, the execution and delivery of this Agreement and the Ancillary Agreements by TWDC and Spinco, as applicable, and the consummation by TWDC and Spinco of the Transactions do not and will not: (w) violate or conflict with any provision of their respective certificates of incorporation or bylaws; (x) violate or conflict with any Law or Order of any Governmental Authority applicable to TWDC or Spinco or by which any of the properties or assets that will be contributed to Spinco pursuant to the Separation Agreement may be bound; (y) require any filing with, or License, consent or approval of, or the giving of any notice to, any Governmental Authority; or (z) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration, or result in the creation of any Encumbrance upon any of the properties or assets of TWDC and its Subsidiaries that will be contributed to Spinco pursuant to the Separation Agreement or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which TWDC or Spinco is a party that will be contributed to Spinco pursuant to the Separation Agreement, or by which Spinco or the properties or assets that will be contributed to Spinco pursuant to the Separation Agreement may be bound, excluding in the case of clauses (w) through (z) above, conflicts, violations, breaches, defaults, rights of payment and reimbursement, terminations, modifications, accelerations and creations and impositions of Encumbrances which would not have or reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect.

            Section 4.4 TWDC Reports and Financial Statements. As of their respective filing dates (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), all reports, prospectuses, forms, schedules, registration statements, proxy statements or information statements required to be filed by TWDC under the Securities Act or under the Exchange Act (the "TWDC SEC Documents") complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of such TWDC SEC Documents when filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained an untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since January 1, 2003, TWDC has timely filed all reports, registration statements and other documents required to be filed with the SEC under the rules and regulations of the SEC. The books and records of TWDC and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements. Each of the foregoing representations in this Section 4.4 is made only with respect to information relating to the Business and with "materiality" being defined by reference to TWDC as a whole and not by reference to Spinco or the Business.

            Section 4.5 Capitalization.

            (a) The authorized capital stock of TWDC consists solely of 4,700,000,000 shares of capital stock, of which 3,600,000,000 shares are classified and designated as TWDC Common Stock, 1,000,000,000 shares are classified and designated as go.com common stock, par value $0.01 per share ("go.com Common Stock"), and 100,000,000 are classified and designated as preferred stock, par value $0.01 per share, of TWDC ("TWDC Preferred Stock"). As of February 6, 2006, no shares of TWDC Preferred Stock were issued and outstanding, no shares of go.com Common Stock were issued and outstanding, and 1,926,038,083 shares of TWDC Common Stock (excluding treasury shares) were issued and outstanding, and as of February 6, 2006, 5,630,554 shares of TWDC Common Stock were reserved for issuance upon the exercise of TWDC Options held by Business Employees and 618,810 shares of TWDC Common Stock were reserved for issuance upon the vesting of TWDC RSUs held by Business Employees. All issued and outstanding shares of TWDC Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date of this Agreement and except for shares issuable pursuant to the TWDC Options and TWDC RSUs, there are no outstanding options, warrants, rights, calls, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to TWDC Common Stock or any capital stock equivalent or other nominal interest in TWDC or any of its Subsidiaries which relate to TWDC ("TWDC Equity Interests") pursuant to which TWDC or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or other equity interests or any securities convertible into or exchangeable for, or evidencing the right to subscribe for any TWDC Equity Interests. There are no Contracts or commitments to which TWDC is a party relating to the issuance, sale or transfer of any equity securities or other securities of TWDC.

            (b) Immediately following the Distribution, there will be a number of shares of Spinco Common Stock issued and outstanding equal to the Pre-Distribution Spinco Shares Outstanding, and all issued and outstanding shares of Spinco Common Stock will have been duly authorized and validly issued and fully paid and non-assessable. At such time, and except for shares issuable in connection with this Agreement and the Ancillary Agreements, there will be no outstanding options, warrants, rights, calls, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Spinco Common Stock or any capital stock equivalent or other nominal interest in Spinco which relate to Spinco ("Spinco Equity Interests") pursuant to which Spinco is or may become obligated to issue shares of its capital stock or other equity interests or any securities convertible into or exchangeable for, or evidencing the right to subscribe for any Spinco Equity Interests. Also at such time, there will be no outstanding obligations of Spinco to repurchase, redeem or otherwise acquire any outstanding securities of Spinco Equity Interests. Except pursuant to this Agreement and the Ancillary Agreements, immediately following the Distribution, there will be no Contracts or commitments relating to the issuance, sale, transfer or voting of any equity securities or other securities of Spinco.

            Section 4.6 Affiliate Transactions. Except for this Agreement and the Ancillary Agreements, there are no transactions or Contracts between or among (a) any of the Spinco Entities, on the one hand, and (b) TWDC or any of its Subsidiaries (other than the Spinco Entities) or Affiliates, on the other hand, of the type that would be required to be disclosed if Spinco were a company subject to Item 404 of Regulation S-K promulgated under the Securities Act and that will remain in effect following the Separation.

            Section 4.7 Spinco Financial Statements.

            (a) Audited Financial Statements. The financial statements delivered to Company as Section 4.7(a) of the TWDC/Spinco Disclosure Schedules, which consist of the audited statements of assets and liabilities of the Business as of October 1, 2005, September 30, 2004 and September 30, 2003, and the audited statements of operations and cash flows for the years ended October 1, 2005, September 30, 2004 and September 30, 2003, in each case, audited by PricewaterhouseCoopers LLP (collectively, the "Spinco Audited Financial Statements"), whose report thereon is included therewith, were prepared in accordance with GAAP, consistently applied, and present fairly, in all material respects, the financial position of the Business as of the dates thereof and the results of its operations and changes in cash flows as of the dates thereof and for the periods covered thereby.

            (b) Undisclosed Liabilities. Except as set forth in the Spinco Audited Financial Statements, the Spinco Entities do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities or obligations incurred in the ordinary course of business since October 1, 2005, (ii) liabilities or obligations not required to be disclosed on a balance sheet prepared in accordance with GAAP or in the notes thereto and (iii) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

            Section 4.8 Information to be Supplied. The Registration Statement (and the Information Statement/Prospectus to be included therein) and the other documents required to be filed by Spinco or TWDC with the SEC in connection with the Transactions will comply as to form, in all material respects, with the requirements of the Exchange Act or the Securities Act, as applicable, and together with the information supplied or to be supplied by TWDC (whether with respect to TWDC, the Business or otherwise) for inclusion in the Information Statement/Prospectus to be included in the Registration Statement, will not, (a) on the date of its filing, (b) in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act or (c) in the case of the Information Statement/Prospectus, on the date(s) on which the Information Statement/Prospectus is mailed to TWDC Stockholders and Company Stockholders, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            Section 4.9 Assets.

            (a) Except as set forth in Section 4.9(c) of the TWDC/Spinco Disclosure Schedules, after giving effect to the transactions described in or contemplated by this Agreement (including as permitted pursuant to Section 6.1) and the Ancillary Agreements, the Business Assets will, at the Effective Time, constitute those assets reasonably required to operate the Business in all material respects as it is currently conducted.

            (b) Following the Restructuring, Spinco or one of the Spinco Subsidiaries will have good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of the tangible Business Assets except where the failure to have such good, valid and marketable title or valid leasehold interests would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Spinco Entities taken as a whole, in each case subject to no Encumbrances, except for (i) Encumbrances reflected in the Spinco Audited Financial Statements, (ii) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property as it is presently used in connection with the Business, (iii) Encumbrances for current Taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith and for which appropriate reserves in accordance with GAAP have been created, (iv) mechanic's, materialmen's and similar Encumbrances arising in the ordinary course of business or by operation of Law and (v) any conditions that are shown on the surveys, title policies, deeds or other such documents previously delivered by TWDC to Company with respect to such real property.

            (c) Section 4.9(c) of the TWDC/Spinco Disclosure Schedules lists the material corporate overhead or administrative support services currently provided to Spinco or any Spinco Entity by TWDC or any of its Affiliates other than the Spinco Entities.

            (d) None of the Spinco Entities is a party to any agreement to purchase any material real property that will remain in effect following the Closing.

            (e) Section 4.9(e) of the TWDC/Spinco Disclosure Schedules sets forth the address of each material real property to be owned or leased by Spinco or any of the Spinco Subsidiaries following the Separation which constitutes all of the material real property currently used for the Business. For purposes of this Section 4.9(e) "material real property" shall mean all of the main studios and main transmitter sites of the Business. All buildings, structures and improvements located on such material real property are in reasonably good condition and repair, ordinary wear and tear excepted, except where the failure to conform with such standards would not materially and adversely impair the use of such material real property as currently used by the Business.

            Section 4.10 Absence of Certain Changes or Events.

            (a) Except (i) as specifically contemplated or permitted by this Agreement or the Ancillary Agreements, (ii) as set forth in the Spinco Audited Financial Statements and (iii) for changes resulting from the announcement of this Agreement or the Transactions, since October 1, 2005, the Business has been conducted in all material respects only in the ordinary course, and there has not been any event (including any damage, destruction or loss whether or not covered by insurance) that would, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

            (b) From October 1, 2005 through the date hereof, there has not been
(i) any declaration, setting aside or payment of or dividend on, or other distribution (whether in cash, stock or property) in respect of, any Spinco Entity's capital stock or other equity or voting interests, except for dividends by a wholly-owned Spinco Subsidiary to its stockholders, (ii) any purchase, redemption or other acquisition of any shares of capital stock of, or other equity or voting interests in, any Spinco Entity or any options, warrants, calls or rights to acquire such shares or other interests, (iii) any split, combination or reclassification of any of Spinco's capital stock or other equity or voting interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interest in, Spinco, (iv) other than as would be permitted by Section 6.1(j) hereof, any change in accounting principles, practices or methods by TWDC or any of its Subsidiaries that would adversely affect the Business, (v) any settlement or similar written agreement the performance of which will involve a material payment after the execution of this Agreement, (vi) any loan to any Business Employee that was not made in the ordinary course of business consistent with past practice or any loan to any director, officer or member of management of any Spinco Entity or (vii) any increase in the compensation payable to any Business Employees or any material amendment of any Business Benefit Plan or other benefits to which Business Employees are entitled, except for increases or amendments (A) required by applicable Law, (B) in the ordinary and usual course of business consistent with past practice or (C) permitted by Section 6.1(h) hereof.

            Section 4.11 Actions; Litigation.

            (a) No Action against TWDC, any of TWDC's Subsidiaries, any Spinco Entity or the Business is pending or, to TWDC's Knowledge, threatened, except with respect to such Actions the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

            (b) There is no Order against TWDC, any of TWDC's Subsidiaries, any Spinco Entity or the Business that would, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

            Section 4.12 Compliance with Laws; Certain Licenses.

            (a) Except with respect to Environmental matters, Tax matters, employee benefits and labor matters (which are addressed in Section 4.14, Section 4.15, Section 4.16 and Section 4.17, respectively), the Spinco Entities are in compliance, in all material respects, with all Laws and Orders of any Governmental Authority applicable to any of them or their respective operations, except to the extent that such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

            (b) The Spinco Entities hold all Licenses that are required for the conduct of the Business as currently conducted and are in compliance, in all material respects, with the terms of all such Licenses so held, except, in the case of each of the foregoing, as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

            Section 4.13 FCC Licenses; Operations of Licensed Facilities. Except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect:

            (a) TWDC, its Subsidiaries and the Spinco Entities have operated the radio stations of the Business (the "TWDC Radio Stations") for which TWDC, such Subsidiaries and the Spinco Entities hold Licenses issued to them by the FCC and set forth on Section 4.13(a) of the TWDC/Spinco Disclosure Schedules (the "TWDC FCC Licenses"), in each case which TWDC Radio Stations are owned or operated by TWDC, such Subsidiaries and the Spinco Entities (the "TWDC Licensed Facilities"), in compliance, in all material respects, with the terms of such TWDC FCC Licenses and the Communications Act. Section 4.13 of the TWDC/Spinco Disclosure Schedules sets forth a complete list of all TWDC FCC Licenses and all pending applications filed by or on behalf of any TWDC Radio Station. There are no TWDC Radio Stations for which TWDC, any of its Subsidiaries or any Spinco Entity provides programming or advertising services pursuant to a local marketing or joint sales agreement;

            (b) TWDC, Spinco and their respective Subsidiaries have timely filed or made all material applications, reports and other disclosures required by the FCC to be made with respect to the TWDC Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto;

            (c) TWDC, Spinco and their respective Subsidiaries have, and are the authorized legal holders of, all Licenses necessary for or used in the operation of the business of the TWDC Licensed Facilities in substantially the same manner as it is now being conducted;

            (d) All TWDC FCC Licenses are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and have not expired, and are not subject to any conditions except for conditions applicable to radio licenses generally or as otherwise disclosed on the face of the TWDC FCC Licenses and have been issued for full terms customarily issued;

            (e) There is not now issued, outstanding or pending, or to TWDC's Knowledge, threatened, by or before the FCC, any complaint, investigation, order to show cause, cease and desist order, notice of violation, notice of apparent liability, or notice of forfeiture against TWDC relating to any TWDC Licensed Facility;

            (f) No application is pending for the renewal of any of the TWDC FCC Licenses and TWDC is not aware of any reason that could reasonably be expected to result in a refusal by the FCC to renew the TWDC FCC Licenses for a full term in the normal course upon timely filing a complete and properly executed application for renewal and payment of all applicable filing fees;

            (g) There is not pending or, to TWDC's Knowledge, there is not threatened, any action or proceeding by or before the FCC to revoke, suspend, cancel, rescind or materially adversely modify any of the TWDC FCC Licenses (other than rulemaking proceedings affecting the radio broadcasting industry generally);

            (h) TWDC, Spinco and their respective Subsidiaries are in compliance in all material respects with all requirements of the Federal Aviation Administration with respect to the construction and/or alteration of the TWDC Radio Station's antenna structures, and, where required, "no hazard" determinations for each antenna structure have been obtained, and where required, each antenna structure has been registered with the FCC;

            (i) Spinco or its Subsidiaries are entities legally and financially qualified under the Communications Act to enter into this Agreement and to hold the Company FCC Licenses. None of TWDC, Spinco or their respective Subsidiaries have any Knowledge of any fact that would, under existing law (including the Communications Act) and existing rules, regulations and practices of the FCC, disqualify Spinco or its Subsidiaries as a transferee of the Company FCC Licenses, or as owner and operator of the Company Licensed Facilities. None of TWDC, Spinco or their respective Subsidiaries will take any action that it knows or has reason to know would cause such disqualification and none of TWDC, Spinco or their respective Subsidiaries will fail to take any action if it knows or has reason to know that the failure to take such action would cause such disqualification;

            (j) To TWDC's Knowledge, there are no facts, conditions or events relating to TWDC, Spinco or their respective Subsidiaries, or to any of the TWDC Licensed Facilities, that could reasonably be expected to cause the FCC to (i) deny or designate for hearing any of the FCC Applications; or (ii) impose any materially adverse condition in connection with approval of the transfer of control of the Subsidiaries of TWDC holding the TWDC FCC Licenses to Spinco (as applicable), Company or the Surviving Corporation (other than conditions imposed as a result of rulemakings affecting the radio broadcasting industry generally); and

            (k) Except as set forth in Section 4.13(k) of the TWDC/Spinco Disclosure Schedules, neither TWDC, its Subsidiaries nor any of the Spinco Entities has any applications filed by or on behalf of any TWDC Radio Station pending before the FCC.

            Section 4.14 Environmental Matters.

            (a) Each Spinco Entity has obtained all material Licenses and other authorizations under Environmental Laws required for the conduct and operation of its business and has been and is in compliance, in all material respects, with the terms and conditions contained therein and is in compliance, in all material respects, with all applicable Environmental Laws.

            (b) None of the Spinco Entities is subject to any material contractual environmental indemnification obligation regarding businesses currently owned or operated by Spinco or regarding properties currently owned or leased by Spinco, except pursuant to leases set forth on Section 4.9(e) of the TWDC/Spinco Disclosure Schedules.

            (c) There are no material Environmental Claims pending or, to TWDC's Knowledge, threatened against any Spinco Entity or with respect to the Business.

            (d) There is no condition on, at or under any property currently or to TWDC's Knowledge formerly owned, leased or used by any Spinco Entity or created by any of Spinco Entity's operations that would reasonably be expected to create a material liability for Spinco under applicable Environmental Laws.

            (e) There are no past or present actions, activities, circumstances, events or incidents with respect to any of the Spinco Entities (including to TWDC's Knowledge any offsite disposal of, or exposure to, any Hazardous Materials) that would reasonably be expected to form the basis of a material claim under Environmental Laws or create material liability under applicable Environmental Laws.

            (f) TWDC has made available to Company all Phase I environmental reports and other environmental assessment reports or documents regarding material Environmental Claims in its or any of its Subsidiaries' or any Spinco Entity's possession, custody or control relating to (i) the environmental conditions on, under or about the properties or assets currently or formerly owned, leased, operated or used by any Spinco Entity or any predecessor in interest thereto, and (ii) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by any Spinco Entity or any other Person on, under, about or from any of the properties currently or formerly owned or leased in connection with the Business, or otherwise in connection with the use or operation of any of the properties and assets of any of the Spinco Entities or their respective businesses and operations.

            Section 4.15 Tax Matters.

            Except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect; provided, however, that the representation in clause (g) below is made without regard to any materiality qualifier:

            (a) All Returns required to be filed by or with respect to TWDC or any of its Subsidiaries that relate to the Business for all Taxable Periods have been timely filed. All such Returns (i) were prepared in the manner required by applicable Law, (ii) are true, correct, and complete in all respects and (iii) accurately reflect the liability for Taxes of TWDC and any of its Subsidiaries that relate to the Business.

            (b) TWDC and each of its Subsidiaries have paid, or caused to be paid, all Taxes that relate to the Business due and/or assessed, whether or not shown (or required to be shown) on a Return, and have provided a sufficient reserve for the payment of all Taxes that relate to the Business not yet due and payable without regard to deferred tax assets and liabilities in the Spinco Audited Financial Statements. No adjustment relating to any Return of or including TWDC or any of its Subsidiaries that relates to the Business has been proposed or threatened formally or informally by any taxing authority.

            (c) Spinco and each Spinco Entity has complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the withholding and payment of Taxes, including the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 through 6049 of the Code and related regulations, as well as similar provisions under any other Laws, and have, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

            (d) There are no examinations or other administrative or court Actions relating to Taxes in progress or pending that relate to the Business nor has TWDC and each of its Subsidiaries received a revenue agent's or similar report asserting a Tax deficiency that relates to the Business by the IRS or any relevant state, local or foreign taxing authorities.

            (e) There are no security interests on any of the assets of Spinco or any Spinco Entity that arose in connection with any failure (or alleged failure) to pay any Taxes and, except for liens for real and personal property Taxes that are not yet due and payable, there are no liens for any Tax upon any asset of Spinco or any Spinco Entity. Neither Spinco nor any Spinco Entity have entered into a closing agreement pursuant to Section 7121 of the Code.

            (f) No extension of time with respect to any date on which a Return was or is to be filed by Spinco or any Spinco Entity is in force, and no waiver or agreement by Spinco or any Spinco Entity is in force for the extension of time for the assessment or payment of any Taxes. Neither Spinco nor any Spinco Entity have granted a power of attorney to any Person with respect to any Taxable Period.

            (g) Neither Spinco nor any Spinco Entity has been a member of an (i) affiliated group (within the meaning of Section 1504 of the Code) or (ii) affiliated, combined, consolidated, unitary, or similar group for state or local Tax purposes, other than the group of which TWDC is the common parent.

            (h) Other than in connection with the Separation, neither Spinco nor any Spinco Entity has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

            (i) None of Spinco or any Spinco Entity has engaged in any listed transaction, or any reportable transaction the principal purpose of which was tax avoidance, within the meaning of Sections 6011, 6111 and 6112 of the Code.

            Section 4.16 Employee Benefits.

            (a) Section 4.16(a) of the TWDC/Spinco Disclosure Schedules lists each material "employee benefit plan" (as defined in Section 3(3) of ERISA), and all other material employee benefit, pension, profit-sharing, savings, deferred compensation, bonus, incentive, stock option (or other equity-based), employment, severance, change in control, welfare (including post-retirement medical and life insurance) plans, programs and arrangements, whether or not subject to ERISA (i) sponsored, maintained or contributed to or required to be contributed to by TWDC or any of its Subsidiaries or to which TWDC or any of its Subsidiaries is a party (the "Benefit Plans") and (ii) in which any Business Employee participated prior to the Effective Time (the "Business Benefit Plans"). TWDC has heretofore delivered or made available to Company, to the extent requested by Company, true and complete copies of each Business Benefit Plan, any related trust or other funding vehicle, the most recent annual reports or summaries required to be prepared or filed under ERISA or the Code and the most recent determination letter received from the IRS with respect to each such plan intended to qualify under Section 401 of the Code.

            (b) Except as set forth on Section 4.16(b) of the TWDC/Spinco Disclosure Schedules (the "Spinco Benefit Plans"), any Business Material Contract with any Business Employee and any other agreement with on-air talent or employees providing services to the Business, no Business Employee is entitled to material payments or benefits under any Business Benefit Plans for which any Spinco Entity or the Spinco Entities have any liability as of the Effective Time.

            (c) Neither Spinco nor any of its ERISA Affiliates has incurred any liability under Title IV or Section 302 of ERISA or under Section 412 of the Code that has not been satisfied in full and no condition exists that would reasonably be expected to result in Spinco incurring any such liability for events occurring on or prior to the Effective Time.

            (d) Except as a result of the consummation of the Transactions or as a result of any actions taken by Company, with respect to each Business Benefit Plan that is a "multiemployer pension plan" (as defined in Section 3(37) of ERISA), neither Spinco nor any of its ERISA Affiliates have made or suffered a "complete withdrawal" or "partial withdrawal" (as such terms are defined respectively in Sections 4203 and 4205 of ERISA).

            (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect, each Business Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including, but not limited to, ERISA, the Code, and the Laws of any other Governmental Authority.

            (f) Except as otherwise provided in or contemplated by this Agreement, the consummation of the Transactions shall not result, by itself or in conjunction with any other event, in the payment or acceleration of any amount, the acceleration of any benefit or any increase in any vested interest or entitlement to any benefit or payment by any Business Employee. Without limiting the generality of the foregoing, no amount paid or payable by TWDC, Spinco or their Affiliates in connection with the Transactions (either solely as a result thereof or as a result of such Transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

            Section 4.17 Labor Matters.

            (a) Except as would not, in the case of clauses (i)(B), (ii) and
(iii) below, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect:

                  (i) No Spinco Entity is a party to, or bound by, and no Business Employee is subject to, any (A) collective bargaining agreement (other than those set forth on Section 4.17(a)(i) of the TWDC/Spinco Disclosure Schedules) or (B) other Contract with a labor union or labor organization, nor is any such Contract presently being negotiated.

                  (ii) With respect to any Business Employee, no Spinco Entity nor TWDC or any Subsidiary is the subject of any Action asserting that such Spinco Entity has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor, to TWDC's Knowledge, is any such Action threatened.

                  (iii) With respect to the Business Employees, the Spinco Entities and TWDC and its Subsidiaries are in compliance, in all material respects, with their obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN") and all other notification and bargaining obligations arising under any collective bargaining agreement, Law or otherwise.

            (b) No strike, work stoppage or lockout involving any Spinco Entity or any Business Employee has occurred during the two year period prior to the date hereof, is pending or, to TWDC's Knowledge, threatened.

            (c) To the Knowledge of TWDC, there have been no Actions initiated by any labor organization to represent any Business Employees not currently represented by a labor organization within the past two years, nor, to TWDC's Knowledge, are there any campaigns underway to solicit employees to authorize representation by any labor organization.

            (d) With respect to the Business Employees, Spinco is in material compliance with all applicable U.S. and non-U.S. Laws relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of Spinco including all such U.S. and non-U.S. Law and Contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, human rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

            (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect, to TWDC's Knowledge, no Spinco Entity is in material breach of any collective bargaining agreement that applies to any Business Employee nor is any labor union or labor organization that is party to any such collective bargaining agreement in material default thereunder.

            Section 4.18 Intellectual Property.

            (a) Set forth on Section 4.18(a) of the TWDC/Spinco Disclosure Schedules is a list of all patents, pending patent applications, registrations and applications for registration of Intellectual Property and Internet web sites owned or used by the Spinco Entities to carry on the Business as currently conducted and as currently proposed to be conducted.

            (b) Following the Restructuring, the Spinco Entities will own all right, title, and interest in and to, or otherwise have the right to use, pursuant, to TWDC's Knowledge, to a valid and enforceable written license, the Business Intellectual Property free, in the case of Intellectual Property owned by the Spinco Entities, of all Encumbrances, except for licenses granted in the ordinary course of business.

            (c) No Action or Order is pending, nor to TWDC's Knowledge, threatened, with respect to any Business Intellectual Property owned by any Spinco Entity alleging that any such Business Intellectual Property, or the use thereof, or the operation of the Business, infringes, misappropriates, impairs, or dilutes or otherwise violates ("Infringes") the rights of others or challenging the ownership, validity, patentability, enforceability, registrability or use of any Business Intellectual Property, and no Spinco Entity is subject to any outstanding Order or other dispute involving any third-party Intellectual Property; and to TWDC's Knowledge, no such Order or other dispute is threatened.

            (d) To TWDC's Knowledge, none of the Business Intellectual Property owned or used by any Spinco Entity Infringes the Intellectual Property rights of others or is being Infringed by others.

            (e) To TWDC's Knowledge, no current or former employee of, or consultant to, TWDC, any of its Subsidiaries or any Spinco Entity owns any right, title or interest in or to any Business Intellectual Property (excluding professional stage names) authored, developed or otherwise created by such employee or consultant, whether with any other Person, during his or her employment or other engagement with TWDC, any of its Subsidiaries or the Spinco Entity, and, except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect, no Business Intellectual Property that constitutes a trade secret has been disclosed to any third party other than pursuant to a valid written agreement to protect the confidentiality of such trade secret.

            Section 4.19 Material Contracts.

            (a) Section 4.19(a) of the TWDC/Spinco Disclosure Schedules sets forth each of the following with respect to the Business:

                  (i) any "material contract" (as defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act) (the term "material contract" to be applied as if Spinco were a separate company for the purpose of this Section 4.19(a)(i)) or any Contract or other commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business;

                  (ii) any non-competition agreements or any other Contract that materially limits or will materially limit any of the Spinco Entities from engaging in the Business;

                  (iii) any Contract with respect to any partnerships, joint ventures or strategic alliances material to the Business;

                  (iv) any Contract pursuant to which any Spinco Entity has or will incur Indebtedness;

                  (v) any agreement with on-air talent or employees providing services to the Business that involves a commitment for annual consideration in excess of $500,000;

                  (vi) any Contract other than with on-air talent or employees that provides for annual payments in excess of $1,000,000 by or to the Business (other than leases set forth on Section 4.9(e) of the TWDC/Spinco Disclosure Schedules); and

                  (vii) any Contract that provides for annual payments in excess of $250,000 by or to any Spinco Entity and contains a "change of control" provision (other than leases set forth on Section 4.9(e) of the TWDC/Spinco Disclosure Schedules).

The Contracts required to be set forth on Section 4.19(a) of the TWDC/Spinco Disclosure Schedules and the leases required to be set forth on Section 4.9(e) of the TWDC/Spinco Disclosure Schedules are referred to herein as the "Business Material Contracts."

            (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect, each of the Business Material Contracts are valid and in full force and effect, against TWDC, its Subsidiary or the Spinco Entity which is a party thereto (or will become party thereto in connection with the Transactions) and, to TWDC's and Spinco's Knowledge, the counterparty thereto, and constitute legal, valid and binding obligations of TWDC, its Subsidiary or the Spinco Entity which is party thereto and, to TWDC's Knowledge, the counterparty thereto, enforceable by TWDC or the Subsidiary or the Spinco Entity which is a party thereto in accordance with their terms except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity.

            (c) None of TWDC, any of its Subsidiaries or any Spinco Entity is in material breach or default under (and no event has occurred, and none of TWDC, any of its Subsidiaries or the Spinco Entities has violated any provisions of, or committed or failed to perform any act that, with notice or the passage of time or both would constitute a material breach or default under) any Business Material Contract nor, to TWDC's or Spinco's Knowledge, is any other party to any Business Material Contract in material default thereunder, except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

            Section 4.20 Board Approvals; Votes Required.

            (a) Board Approvals. Each of the TWDC Board of Directors, by unanimous vote taken at a meeting duly called and held, and the Spinco Board of Directors, by unanimous written consent of the directors in lieu of a meeting, have (i) determined that this Agreement, the Ancillary Agreements and the Transactions (including the Merger), taken together, are advisable and (ii) approved this Agreement, the Ancillary Agreements and the Transactions (including the Merger).

            (b) Votes Required. The affirmative vote of TWDC, as the sole stockholder of Spinco, is the only vote of the TWDC Stockholders and the holders of Spinco Common Stock necessary to adopt this Agreement. Upon such adoption, the approval of the holders of Spinco Common Stock after the Separation Date will not be required to effect the Transactions. The approval of TWDC Stockholders is not required to effect the Transactions.

            Section 4.21 Operations of Spinco. Spinco is an indirect, wholly-owned Subsidiary of TWDC, that at the time of the Distribution will own, directly or indirectly, the Business Assets and will have assumed, directly or indirectly, the Business Liabilities, all as provided in the Separation Agreement.

            Section 4.22 Brokers or Finders. Except for Bear, Stearns & Co. Inc. and Goldman, Sachs & Co., neither TWDC, its Subsidiaries nor any of the Spinco Entities has employed any investment banker, broker, finder or intermediary in connection with the Transactions who might be entitled to any fee or any commission in connection with or upon consummation of the Transactions, and any such fee or commission, and any costs or expenses incurred in connection therewith shall be borne solely by TWDC.

            Section 4.23 Company Securities. Neither TWDC, its Subsidiaries nor any of the Spinco Entities owns any Company Securities.

                                   ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF COMPANY AND MERGER SUB

            Except as set forth in the Company Disclosure Schedules (regardless of whether or not the relevant Section hereof refers to the Company Disclosure Schedules) or in the Company SEC Documents, Company hereby represents and warrants to TWDC as follows:

            Section 5.1 Due Organization, Good Standing and Corporate Power.

            (a) Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Company and its Subsidiaries have all requisite corporate power and authority to own, lease and operate their properties and assets and to carry on its business as it is now being conducted. Each of Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

            (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The copies of the certificate of incorporation and bylaws of Merger Sub which were previously furnished or made available to Company are true, complete and correct copies of such documents as in effect on the date of this Agreement.

            Section 5.2 Authorization and Validity of Agreement. Each of Company and Merger Sub has full corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Company and Merger Sub, as applicable, and the consummation by Company and Merger Sub of the Transactions, have been duly authorized and unanimously approved by the Company Board of Directors and the Merger Sub Board of Directors, and no other corporate action on the part of Company or Merger Sub is necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements or the consummation of the Transactions. This Agreement and the Ancillary Agreements have been duly executed and delivered by Company and Merger Sub and, to the extent Company or Merger Sub is a party thereto, each is a valid and binding obligation of Company or Merger Sub, as applicable, and enforceable against Company and Merger Sub, as applicable, in accordance with their terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            Section 5.3 Corporate Authority Relative to this Agreement; No Violation. Assuming (a) the filings required under the HSR Act are made and the waiting periods thereunder (if applicable) have been terminated or expired, (b) the filings (if any) required under the Communications Act are made, the FCC Consent is granted and has not been vacated, reversed, stayed, enjoined, set aside, annulled or suspended and any applicable requirements of the FCC pursuant to the Communications Act are met, (c) the applicable requirements of the Securities Act and the Exchange Act are met, (d) the requirements under any applicable state securities or blue sky Laws are met, (e) the requirements of the NYSE in respect of the listing of the shares of Company Common Stock to be issued pursuant hereto are met and (f) the filing of the Certificate of Merger and other appropriate Merger documents, if any, as required by the DGCL, is made, the execution and delivery of this Agreement and the Ancillary Agreements by Company and Merger Sub, as applicable, and the consummation by Company and Merger Sub of the Transactions, do not and will not: (w) violate or conflict with any provision of their respective certificates of incorporation or bylaws;
(x) violate or conflict with any Law or Order of any Governmental Authority applicable to Company or any of its Subsidiaries; (y) require any filing with, or License, consent or approval of, or the giving of any notice to, any Governmental

Authority; or (z) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration, or result in the creation of any Encumbrance upon any of the properties or assets of Company or any of its Subsidiaries or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which Company is a party, excluding in the case of clauses (w) through (z) above, conflicts, violations, breaches, defaults, rights of payment and reimbursement, terminations, modifications, accelerations and creations and impositions of Encumbrances which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

            Section 5.4 Company Reports and Financial Statements.

            (a) As of their respective filing dates (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), all reports, prospectuses, forms, schedules, registration statements, proxy statements or information statements required to be filed by Company under the Securities Act or under the Exchange Act (the "Company SEC Documents") complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of such Company SEC Documents when filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained an untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Documents (including any related notes and schedules) fairly present in all material respects the financial position of Company and its Subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, subject, where appropriate, to normal year-end adjustments, in each case in accordance with past practice and GAAP during the periods involved (except as otherwise stated therein). Since January 1, 2003, Company has timely filed all reports, registration statements and other documents required to be filed with the SEC under the rules and regulations of the SEC. The books and records of Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

            (b) Undisclosed Liabilities. Except as set forth in the Company SEC Documents filed prior to the date hereof, Company does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities or obligations incurred in the ordinary course of business since the date of such Company SEC Documents, (ii) liabilities or obligations not required to be disclosed on a balance sheet prepared in accordance with GAAP or in the notes thereto and (iii) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            Section 5.5 Capitalization.

            (a) The authorized capital stock of Company consists solely of 700,000,000 shares of capital stock, of which 200,000,000 are classified and designated as preferred stock, par value $0.01 per share, of Company ("Company Preferred Stock"). As of February 6, 2006, no shares of Company Preferred Stock and 112,803,126 shares of Company Common Stock were issued and outstanding, and 9,175,216 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Options. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date of this Agreement, and except for shares issuable pursuant to the Company Options and the Company Convertible Notes, there are no outstanding options, warrants, rights, calls, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Company Common Stock or any capital stock equivalent or other nominal interest in Company or any of its Subsidiaries which relate to Company ("Company Equity Interests"), pursuant to which Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or other equity interests or any securities convertible into or exchangeable for, or evidencing the right to subscribe for any Company Equity Interests. There are no Contracts or commitments to which Company is a party relating to the issuance, sale or transfer of any equity securities or other securities of Company.

            (b) The authorized capital stock of Merger Sub consists solely of 1,000 shares of Merger Sub Common Stock.

            Section 5.6 Affiliate Transactions. Except for this Agreement and the Ancillary Agreements there are no transactions or Contracts between or among
(a) Company or any of its Subsidiaries, on the one hand, and (b) Company's Affiliates (other than wholly-owned Subsidiaries of Company) and other Persons, on the other hand, of the type that are required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

            Section 5.7 Information to be Supplied. The information supplied or to be supplied by Company for inclusion in the Information Statement/Prospectus to be included in the Registration Statement will not, (a) on the date of its filing, (b) in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act or (c) in the case of the Information Statement/Prospectus, on the date(s) on which the Information Statement/Prospectus is mailed to TWDC Stockholders and Company Stockholders, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            Section 5.8 Absence of Certain Changes or Events.

            (a) Except (i) as specifically contemplated or permitted by this Agreement or the Ancillary Agreements, as applicable; (ii) as set forth in the financial statements as of and for the year ended December 31, 2004 and as of and for the nine-month-period ended September 30, 2005, in each case included in the Company SEC Documents and (iii) for changes resulting from the announcement of this Agreement or the Transactions, the business of Company has, since September 30, 2005, been conducted in all material respects only in the ordinary course, and there has not been any event (including any damage, destruction or loss, whether or not covered by insurance), that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (b) Since September 30, 2005 through the date hereof, there has not been (i) any declaration, setting aside or payment of or dividend on, or other distribution (whether in cash, stock or property) in respect of, Company or any of its Subsidiaries' capital stock, or other equity or voting interests, except for dividends in respect of Company Common Stock in an amount not to exceed $0.18 per quarter per share and dividends by a wholly-owned Subsidiary of Company to its stockholders; (ii) any purchase, redemption or other acquisition of any shares of capital stock of, or other equity or voting interests in, Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire such shares or other interests, except for repurchases of shares of Company Common Stock in accordance with past practice; (iii) any split, combination or reclassification of any of Company's capital stock or other equity or voting interests or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interest in, Company; (iv) other than as would be permitted by Section 6.2(j) hereof, any change in accounting principles, practices or methods by Company or any of its Subsidiaries that would adversely affect the business of Company; (v) any settlement or similar written agreement the performance of which will involve a material payment after the execution of this Agreement; (vi) any loan to any Company Employee that was not made in the ordinary course of business consistent with past practice or any loan to any director, officer or member of management of Company or any of its Subsidiaries; or (vii) any increase in the compensation payable to any Company Employee or any material amendment of any Company Benefit Plan or other benefits to which Company Employees are entitled, except for increases or amendments (A) required by applicable Law, (B) in the ordinary and usual course of business consistent with past practice or (C) permitted by Section 6.2(h) hereof.

            Section 5.9 Actions; Litigation.

            (a) No Action against Company or any of its Subsidiaries is pending or, to Company's Knowledge, threatened, except with respect to such Actions the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (b) There is no Order against Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            Section 5.10 Compliance with Laws; Certain Licenses.

            (a) Except with respect to Environmental matters, Tax matters, employee benefits and labor matters (which are addressed in Section 5.12, Section 5.13, Section 5.14 and Section 5.15, respectively), Company and its Subsidiaries are in compliance, in all material respects, with all Laws and Orders of any Governmental Authority applicable to any of them or their respective operations, except to the extent that such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (b) Company and its Subsidiaries hold all Licenses that are required for the conduct of its business as currently conducted and are in compliance, in all material respects, with the terms of all such Licenses so held, except, in the case of each of the foregoing, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            Section 5.11 FCC Licenses; Operations of Licensed Facilities. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

            (a) Company and its Subsidiaries have operated their respective radio stations (the "Company Radio Stations") for which Company and such Subsidiaries hold Licenses issued to Company and such Subsidiaries by the FCC and set forth on Section 5.11(a) of the Company Disclosure Schedules attached hereto (the "Company FCC Licenses"), in each case which Company Radio Stations are owned or operated by Company and such Subsidiaries (the "Company Licensed Facilities"), in compliance, in all material respects, with the terms of such Company FCC Licenses and the Communications Act. Section 5.11(a) of the Company Disclosure Schedules sets forth a complete list of all Company FCC Licenses and all Company LMA Facilities and all pending applications filed by or on behalf of any Company Radio Station and any Company LMA Facility;

            (b) To Company's Knowledge, each Company Radio Station for which Company or any of its Subsidiaries provides programming or advertising services pursuant to a local marketing or joint sales agreement (the "Company LMA Facilities") has been operated in compliance, in all material respects, with the terms of the Licenses issued by the FCC to the owner of such Company LMA Facility (the "Company LMA FCC Licenses");

            (c) Company and its Subsidiaries have timely filed or made all material applications, reports and other disclosures required by the FCC to be made with respect to the Company Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto;

            (d) Company and its Subsidiaries have, and are the authorized legal holders of, all Licenses necessary for or used in the operation of the business of the Company Licensed Facilities in substantially the same manner as it is now being conducted;

            (e) To Company's Knowledge, the third parties with which Company and its Subsidiaries have entered into local marketing agreements or joint sales agreements with respect to Company LMA Facilities have, and are the authorized legal holders of, the Company LMA FCC Licenses necessary for or used in the operation of the business of the respective Company LMA Facility to which such local marketing or joint sales agreement relates;

            (f) All Company FCC Licenses and, to Company's Knowledge, Company LMA FCC Licenses, are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and have not expired, and are not subject to any conditions except for conditions applicable to radio licenses generally or as otherwise disclosed on the face of the Company FCC Licenses or Company LMA FCC Licenses and have been issued for full terms customarily issued;

            (g) There is not now issued, outstanding or pending, or to Company's Knowledge, threatened, by or before the FCC, any complaint, investigation, order to show cause, cease and desist order, notice of violation, notice of apparent liability or notice of forfeiture against Company or to Company's Knowledge the third parties with which Company and its Subsidiaries have entered into local marketing agreements or joint sales agreements relating to any Company Licensed Facility. To Company's Knowledge, there is not now issued, outstanding, pending, or threatened, by or before the FCC, any complaint, investigation, order to show cause, cease or desist order, notice or violation, notice of apparent liability or notice of forfeiture against any third parties with which Company or its Subsidiaries have entered into local marketing agreements or joint sales agreements relating to any Company LMA Facility;

            (h) No application is pending for the renewal of any of the Company FCC Licenses or, to Company's Knowledge, any of the Company LMA FCC Licenses and Company is not aware of any reason that could reasonably be expected to result in a refusal by the FCC to renew the Company FCC Licenses or the Company LMA FCC Licenses for a full term in the normal course upon timely filing a complete and properly executed application for renewal and payment of all applicable filing fees;

            (i) There is not pending nor, to Company's Knowledge, is there threatened, any action or proceeding by or before the FCC to revoke, suspend, cancel, rescind or materially adversely modify any of the Company FCC Licenses or the Company LMA FCC Licenses (other than rulemaking proceedings affecting the radio broadcasting industry generally);

            (j) The Company and its Subsidiaries are in compliance in all material respects with all requirements of the Federal Aviation Administration with respect to the construction and/or alteration of the Station's antenna structures, and, where required, "no hazard" determinations for each antenna structure have been obtained, and where required, each antenna structure has been registered with the FCC;

            (k) Company or its Subsidiaries are entities legally and financially qualified under the Communications Act to enter into this Agreement and to hold the TWDC FCC Licenses. Neither the Company nor its Subsidiaries have any Knowledge of any fact that would, under existing law (including the Communications Act) and existing rules, regulations and practices of the FCC, disqualify the Company or its Subsidiaries as a transferee of the TWDC FCC Licenses, or as owner and operator of the TWDC Licensed Facilities. Neither the Company nor its Subsidiaries will take any action that it knows or has reason to know would cause such disqualification and neither the Company nor its Subsidiaries will fail to take any action if it knows or has reason to know that the failure to take such action would cause such disqualification;

            (l) To Company's Knowledge, there are no facts, conditions or events relating to Company or any of its Subsidiaries, or to any of the Company Licensed Facilities, that could reasonably be expected to cause the FCC to (i) deny or designate for hearing any of the FCC Applications or (ii) impose any materially adverse condition in connection with approval of the transfer of control of the Company or any of its Subsidiaries holding Company FCC Licenses to Surviving Corporation (other than conditions imposed as result of rulemakings affecting the radio broadcasting industry generally); and

            (m) Except as set forth in Section 5.11(m) of the Company Disclosure Schedules, neither Company nor any of its Subsidiaries has any applications filed by or on behalf of any Company Radio Station pending before the FCC.

            Section 5.12 Environmental Matters.

            (a) Each of Company and its Subsidiaries has obtained all material Licenses and other authorizations under Environmental Laws required for the conduct and operation of its business and has been and is in compliance, in all material respects, with the terms and conditions contained therein and is in compliance, in all material respects, with all applicable Environmental Laws.

            (b) Neither Company nor any of its Subsidiaries is subject to any material contractual environmental indemnification obligation regarding businesses currently owned or operated by Company or regarding properties currently owned or leased by Company, except pursuant to leases set forth on
Section 5.12(b) of the Company Disclosure Schedules.

            (c) There are no material Environmental Claims pending or, to Company's Knowledge, threatened against Company or any of its Subsidiaries.

            (d) There is no condition on, at or under any property currently or to Company's Knowledge formerly owned, leased or used by Company or any of its Subsidiaries or created by Company's or any of its Subsidiary's operations that would reasonably be expected to create a material liability under applicable Environmental Laws.

            (e) There are no past or present actions, activities, circumstances, events or incidents with respect to Company or any of its Subsidiaries (including to Company's Knowledge any offsite disposal of, or exposure to, any Hazardous Materials) that would reasonably be expected to form the basis of a material claim under Environmental Laws or create material liability under applicable Environmental Laws.

            (f) Company has made available to TWDC all Phase I environmental reports and other environmental assessment reports or documents regarding material Environmental Claims in its or any of its Subsidiaries' possession, custody or control relating to (i) the environmental conditions on, under or about the properties or assets currently or formerly owned, leased, operated or used by Company, any of its Subsidiaries or any predecessor in interest thereto, and (ii) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by Company, any of its Subsidiaries or any other Person on, under, about or from any of the properties currently or formerly owned or leased, or otherwise in connection with the use or operation of any of the properties and assets of Company or any of its Subsidiaries, or their respective businesses and operations.

            Section 5.13 Tax Matters.

            Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, provided, however, that the representation in clause (g) below is made without regard to any materiality qualifier:

            (a) All Returns required to be filed by or with respect to Company or any of its Subsidiaries for all Taxable Periods have been timely filed. All such Returns (i) were prepared in the manner required by applicable Law, (ii) are true, correct, and complete in all respects and (iii) accurately reflect the liability for Taxes of Company and its Subsidiaries.

            (b) Company and each of its Subsidiaries have paid, or caused to be paid, all Taxes due and/or assessed, whether or not shown (or required to be shown) on a Return, and have provided a sufficient reserve for the payment of all Taxes not yet due and payable without regard to deferred tax assets and liabilities on the consolidated financial statements of Company and its Subsidiaries included in Company SEC Documents filed prior to the date hereof. No adjustment relating to any Return of or including Company or any of its Subsidiaries has been proposed or threatened formally or informally by any taxing authority.

            (c) Company and each of its Subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the withholding and payment of Taxes, including the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 through 6049 of the Code and related regulations, as well as similar provisions under any other Laws, and have, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

            (d) There are no examinations or other administrative or court Actions relating to Taxes in progress or pending with respect to the Company or any if its Subsidiaries nor has Company or any of its Subsidiaries received a revenue agent's or similar report asserting a Tax deficiency by the IRS or any relevant state, local or foreign taxing authorities.

            (e) There are no security interests on any of the assets of Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes and, except for liens for real and personal property Taxes that are not yet due and payable, there are no liens for any Tax upon any asset of Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries have entered into a closing agreement pursuant to Section 7121 of the Code.

            (f) No extension of time with respect to any date on which a Return was or is to be filed by Company or any of its Subsidiaries is in force, and no waiver or agreement by Company or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any Taxes. Neither Company nor any of its Subsidiaries have granted a power of attorney to any Person with respect to any Taxable Period.

            (g) Neither Company nor any of its Subsidiaries has been a member of an (i) affiliated group (within the meaning of Section 1504 of the Code) or (ii) affiliated, combined, consolidated, unitary, or similar group for state or local Tax purposes, other than the group of which Company is the common parent.

            (h) Neither Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

            (i) None of Company or any of its Affiliates has engaged in any listed transaction, or any reportable transaction the principal purpose of which was tax avoidance, within the meaning of Sections 6011, 6111 and 6112 of the Code.

            (j) All outstanding Company Options other than the Company Convertible Notes and Company Options included in the Company Diluted Shares Outstanding were issued to Persons who are not ten-percent shareholders or controlling shareholders of Company (in each case within the meaning of Treasury Regulations Section 1.355-7(h)) in transactions to which section 83 or section 421(a) or (b) of the Code applied in connection with the performance of services as an employee, director, or independent contractor for Company or one of its Subsidiaries as compensation that is not excessive by reference to the services performed.

            Section 5.14 Employee Benefits.

            (a) Section 5.14(a) of the Company Disclosure Schedules lists each material Company Benefit Plan. Company has heretofore delivered or made available to TWDC, to the extent requested by TWDC, true and complete copies of each Company Benefit Plan, any related trust or other funding vehicle, the most recent annual reports or summaries required to be prepared or filed under ERISA or the Code and the most recent determination letter received from the IRS with respect to each such plan intended to qualify under Section 401 of the Code.

            (b) Neither Company nor any of its ERISA Affiliates has incurred any liability under Title IV or Section 302 of ERISA or under Section 412 of the Code that has not been satisfied in full, and no condition exists that would reasonably be expected to result in Company incurring any such liability.

            (c) Except as a result of the consummation of the Transaction or as a result of any actions taken by TWDC, with respect to each Company Benefit Plan that is a "multiemployer pension plan" (as defined in Section 3(37) of ERISA), neither Company nor any of its ERISA Affiliates have made or suffered a "complete withdrawal" or "partial withdrawal" (as such terms are defined respectively in Sections 4203 and 4205 of ERISA).

            (d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including, but not limited to, ERISA, the Code and the Laws of any other Governmental Authority. Except as would not result in a material liability to Company, all contributions required to be made with respect to any Company Benefit Plan have been timely made. There are no pending or, to Company's Knowledge, threatened Actions by, on behalf of or against any of the Company Benefit Plans or any assets thereof, other than routine Actions for benefits under such plans.

            (e) Each Company Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS stating that they and the trusts maintained thereunder are exempt from taxation under Section 401(a) or Section

501(a) of the Code, respectively, and each trust maintained under any Company Benefit Plan intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements, and in any such case, no event has occurred or condition is known to exist that would reasonably be expected to adversely affect such tax-qualified status for any such Company Benefit Plan or any such trust.

            (f) Except as otherwise provided in or contemplated by this Agreement, the consummation of the Transactions shall not result, by itself or in conjunction with any other event, in the payment or acceleration of any amount, or acceleration of any benefit or any increase in any vested interest or entitlement to any benefit or payment by any Company Employee or director of Company. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any of its Subsidiaries in connection with the Transactions (either solely as a result thereof or as a result of such Transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

            Section 5.15 Labor Matters.

            (a) Except as would not, in the case of clauses (i)(B), (ii) or
(iii), (iv) and (v) below, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

                  (i) Neither Company nor any of its Subsidiaries is a party to, or bound by, any (A) collective bargaining agreement or (B) other Contract with a labor union or labor organization, nor is any such Contract presently being negotiated;

                  (ii) Neither Company nor any of its Subsidiaries is the subject of any Action asserting that Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor, to Company's Knowledge, is any such Action threatened; and

                  (iii) Company and all of its Subsidiaries are in compliance, in all material respects, with their obligations pursuant to WARN and all other notification and bargaining obligations arising under any collective bargaining agreement, Law or otherwise.

            (b) No strike, work stoppage or lockout involving Company or any of its Subsidiaries has occurred during the two year period prior to the date hereof, is pending or, to Company's Knowledge, threatened.

            (c) To the Company's Knowledge, there have been no Actions initiated by any labor organization to represent any employees of Company not currently represented by a labor organization within the past two years nor, to Company's Knowledge, are there any campaigns being conducted to solicit cards from employees to authorize representation by any labor organization.

            (d) Company is in material compliance with all applicable U.S. and non-U.S. Laws relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of Company including all such

U.S. and non-U.S. Law and Contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, human rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to Company's Knowledge, neither Company nor any of its Subsidiaries is in material breach of any collective bargaining agreement that applies to any Company Employee nor is any labor union or labor organization that is party to any such collective bargaining agreement in material default thereunder.

            Section 5.16 Intellectual Property.

            (a) Company and its Subsidiaries own all right, title, and interest in and to, or otherwise have the right to use, pursuant, to the Company's Knowledge, to a valid and enforceable written license, the Intellectual Property used or held for use in the business of Company as currently conducted and material to Company's business (the "Company Intellectual Property"), free, in the case of Intellectual Property owned by Company or any of its Subsidiaries, of all Encumbrances except for licenses granted in the ordinary course of business.

            (b) No Action or Order is pending, nor to Company's Knowledge, threatened, with respect to any Company Intellectual Property owned by Company or any of its Subsidiaries alleging that any such Company Intellectual Property, or the use thereof, or the operation of its business, Infringes the rights of others or challenging the ownership, validity, patentability, enforceability, registrability or use of any Company Intellectual Property, and neither Company nor any of its Subsidiaries is subject to any outstanding Order or other dispute involving any third-party Intellectual Property and to Company's Knowledge, no such Order or other dispute is threatened.

            (c) To Company's Knowledge, none of the Company Intellectual Property owned or used by Company or any of its Subsidiaries Infringes the Intellectual Property rights of others or is being Infringed by others.

            (d) To Company's Knowledge, no current or former employee of, or consultant to, Company or any of its Subsidiaries owns any right, title or interest in or to any Company Intellectual Property (excluding professional stage names) authored, developed or otherwise created by such employee or consultant, whether with any other Person, during his or her employment or other engagement with Company or any of its Subsidiaries, and, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Company Intellectual Property that constitutes a trade secret of Company or any of its Subsidiaries has been disclosed to any third party other than pursuant to a valid written agreement to protect the confidentiality of such trade secret.

            Section 5.17 Material Contracts.

            (a) Section 5.17(a) of the Company Disclosure Schedules sets forth each of the following that Company or any of its Subsidiaries is a party to or bound by:

                  (i) any "material contract" (as defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act) or any Contract or other commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business;

                  (ii) any non-competition agreements or any other Contract that materially limits or will materially limit any of Company or its Subsidiaries from engaging in their respective businesses;

                  (iii) any Contract with respect to any partnerships, joint ventures or strategic alliances material to Company;

                  (iv) any Contract pursuant to which any of Company or its Subsidiaries has or will incur Indebtedness;

                  (v) any agreement with on-air talent or employees providing services to Company or its Subsidiaries that involves a commitment for annual consideration in excess of $500,000;

                  (vi) any Contract other than with on-air talent or employees that provides for annual payments in excess of $1,000,000 by or to Company; and

                  (vii) any Contract that provides for annual payments in excess of $250,000 and contains a "change of control" provision.

The Contracts required to be set forth on Section 5.17(a) of the Company Disclosure Schedules are referred to herein as the "Company Material Contracts".

            (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company Material Contracts are valid and in full force and effect, against Company or its Subsidiary which is party thereto and, to Company's Knowledge, the counterparty thereto, and constitute legal, valid and binding obligations of Company or its Subsidiary which is party thereto and, to Company's Knowledge, the counterparty thereto, enforceable by Company or the Subsidiary which is a party thereto in accordance with their terms except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and
(ii) is subject to general principles of equity.

            (c) Neither Company or any of its Subsidiaries is in material breach or default under (and no event has occurred, and none of Company or any of its Subsidiaries has violated any provisions of, or committed or failed to perform any act that, with notice or the passage of time or both would constitute a material breach or default under) any Company Material Contract nor, to Company's Knowledge, is any other party to any Company Material Contract in material default thereunder, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            Section 5.18 Board Approval; Vote Required.

            (a) Board Approval. Each of the Company Board of Directors, by unanimous vote taken at a meeting duly called and held, and the Merger Sub Board of Directors, by unanimous written consent of the directors in lieu of a meeting, have (i) determined that this Agreement, the Ancillary Agreements and the Transactions (including the Merger), taken together, are advisable, fair and in the best interest of Company and Merger Sub and their respective stockholders and (ii) approved this Agreement, the Ancillary Agreements and the Transactions (including the Merger). The Company Board of Directors, at a meeting duly called and held, by unanimous vote has approved and declared advisable the issuance of Company Common Stock in the Merger.

            (b) Vote Required. The only approvals or consents of the holders of any class or series of capital stock necessary to adopt this Agreement, the Ancillary Agreements and approve the Merger and the Transactions is the affirmative votes of Company, as the sole stockholder of Merger Sub, and of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"), which Company shall obtain by written consent pursuant to Section 228 of the DGCL on the date hereof immediately following the execution and delivery of this Agreement. The affirmative vote of Company, as the sole stockholder of Merger Sub and the execution and delivery to the secretary of Company of the Principal Stockholders Written Consent, in the form attached to the Support Agreement, are sufficient to adopt this Agreement, the Ancillary Agreements and approve the Merger, the Ancillary Agreements and the Transactions, including the issuance of shares of Company Common Stock in the Merger, and no other corporate proceedings are necessary to adopt or approve this Agreement, the Ancillary Agreements or to consummate the Merger or the Transactions, other than the Board approval referred to in Section 5.18(a).

            Section 5.19 Assets. Company and its Subsidiaries have good, valid and marketable title to, or in the case of leased properties and assets, a valid leasehold interests in, all of the tangible assets of Company and its Subsidiaries that are necessary to carry on the business of Company and its Subsidiaries substantially as currently conducted, except where the failure to have such good, valid and marketable title or valid leasehold interests would not, individually or in the aggregate, reasonably be expected to be materially adverse to Company and its Subsidiaries, taken as a whole, in each case subject to no Encumbrances, except for (i) Encumbrances reflected in the Company SEC Documents; (ii) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property by Company or any of its Subsidiaries; (iii) Encumbrances for current Taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith and for which appropriate reserves in accordance with GAAP have been created; (iv) mechanic's, materialmen's and similar Encumbrances arising in the ordinary course of business or by operation of Law; and (v) any conditions that are shown on the surveys, title policies, deeds or other such documents previously delivered by Company to TWDC with respect to such real property.

            Section 5.20 Operations of Merger Sub. Merger Sub is a direct, wholly-owned Subsidiary of Company, was formed solely in connection with the Transactions and has

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
engaged in no business activities other than in connection with the performance of its obligations hereunder and under the Ancillary Agreements.

            Section 5.21 Brokers or Finders. Except for JPMorgan Chase and Merrill Lynch & Co., copies of whose engagement agreements have been or will be provided to TWDC, neither Company nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the Transactions who might be entitled to any fee or any commission in connection with or upon consummation of the Transactions and any such fee or commission, and any costs or expenses incurred in connection therewith shall be borne solely by Company.

            Section 5.22 Opinion of Financial Advisor. The Company Board of Directors has received opinions of JPMorgan Chase and Merrill Lynch & Co. to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to Company Stockholders.

            Section 5.23 Takeover Laws. No "fair price," "moratorium," "control share acquisition," "business combination," "stockholder protection" or other similar anti-takeover statute or regulation enacted under the DGCL or the Law of any other jurisdiction will apply to this Agreement, the Ancillary Agreements or the Transactions.

            Section 5.24 TWDC Securities. Neither Company nor any of its Subsidiaries owns any TWDC Securities.

                                   ARTICLE VI
                                    COVENANTS

            Section 6.1 Conduct of the Business Pending the Merger. Following the date of this Agreement and until the earlier of the Effective Time or the termination of this Agreement, except in connection with the Restructuring or as contemplated or permitted by this Agreement or the Ancillary Agreements or described in Section 6.1 of the TWDC/Spinco Disclosure Schedules or to the extent that Company shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, TWDC and Spinco agree, as to themselves and their respective Subsidiaries, as applicable:

            (a) Ordinary Course. Each of TWDC and Spinco shall conduct the Business, and TWDC and Spinco shall cause their respective Subsidiaries, as applicable, to conduct the Business only in, and shall not take any action with respect to the Business except in, the ordinary course of business and in a manner consistent in all material respects with past practice and, with respect to the Business only, shall use reasonable efforts to preserve intact its current business organization, maintain its material rights and Licenses, keep available the services of its current officers, business unit managers and other key employees and preserve its relationships with its customers, suppliers and others having business dealings with it in such a manner that its goodwill and ongoing businesses are not impaired in any material respect as of the Effective Time.

            (b) Dividends; Changes in Stock. Spinco shall not, nor shall TWDC or Spinco permit any of the Spinco Subsidiaries to, nor shall any of the Spinco Entities propose to:

         (i) declare, set aside or pay any dividends on or make other distributions in respect of any shares of the capital stock or partnership interests of any of the Spinco Entities (whether in cash, securities, property or any combination thereof), except for the declaration and payment of cash dividends or distributions paid on or with respect to a class of capital stock or partnership interests, all of which shares of capital stock or partnership interests (with the exception of directors' qualifying shares and other similarly nominal holdings required by Law to be held by Persons other than Spinco or the wholly-owned Spinco Subsidiaries), as applicable, of the applicable corporation or partnership are owned directly or indirectly by TWDC;

         (ii) split, combine or reclassify any of the capital stock of any of the Spinco Entities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of the capital stock of any of the Spinco Entities; or

         (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any of the Spinco Entities to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of Spinco's securities or any securities of any of the Spinco Subsidiaries, including shares of Spinco Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities or propose to do any of the foregoing.

      (c) Issuance of Securities. Neither TWDC nor Spinco shall, nor shall they permit any of their respective Subsidiaries, as applicable, to (i) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (A) any shares of any Spinco Entity's capital stock of any class or (B) any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, in any Spinco Entity (it being understood that this Section 6.1(c) shall not restrict the issuance of shares of TWDC Common Stock or TWDC Options or other securities convertible into or exercisable or exchangeable for TWDC Common Stock other than any issuance of any of the foregoing to any Business Employee (except that shares of TWDC Common Stock may be issued to any Business Employee upon exercise of a TWDC Option currently outstanding or the occurrence of a payment event under any of the TWDC RSUs currently outstanding)) or (ii) with respect to the Business Employees, accelerate the timing of payments or vesting under, or otherwise materially amend or supplement, any existing benefit, stock option compensation plan or arrangement (other than as may be required by Law), in each case other than pursuant to Section 3.2(b) or
Section 3.3 hereof.

      (d) Governing Documents. Neither TWDC nor Spinco shall amend or propose to amend or otherwise change Spinco's or any Spinco Subsidiary's certificate of incorporation or bylaws or similar governance documents, nor shall TWDC or Spinco permit any Spinco Subsidiary to amend or propose to amend or otherwise change its certificate of incorporation or bylaws or similar governance documents, in each case except to the extent required to comply with applicable Law, the provisions of this Agreement or the Ancillary Agreements.

      (e) Acquisitions. Spinco shall not, nor shall TWDC or Spinco permit any of the Spinco Subsidiaries to, in a single transaction or a series of transactions, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof (excluding the acquisition of assets having a fair market value not exceeding $50,000,000 in the aggregate).

      (f) Dispositions. TWDC, with respect to the Business only, and Spinco shall not, nor shall TWDC permit any of its Subsidiaries, with respect to the Business only, or Spinco permit any of the Spinco Subsidiaries to, in a single transaction or a series of related transactions, sell, lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber, transfer, license or otherwise dispose of, any of its assets (other than Contracts, which are governed by Section 6.1(l) hereof) (excluding the disposition of assets having a fair market value not exceeding $50,000,000 in the aggregate).

      (g) Indebtedness. Spinco shall not, nor shall TWDC or Spinco permit any of the Spinco Subsidiaries to:

         (i) incur any indebtedness for borrowed money or guarantee or otherwise become contingently liable for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of any of the Spinco Entities or guarantee any debt securities of others or enter into any lease other than in connection with operating leases in the ordinary course of business consistent with past practice;

         (ii) issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or otherwise;

         (iii) make any loans, advances, capital contributions to or investments in any other Person except (A) loans or advances by it or any of its wholly-owned Subsidiaries to it or any of its wholly-owned Subsidiaries, (B) investments or capital contributions in any of its wholly-owned Subsidiaries,
(C) as required by binding Contracts in effect as of the date hereof or (D) in the ordinary course of business consistent with past practice; provided that the aggregate amount of such loans, advances, capital contributions to or investments in any other Person made in reliance on this clause (D) shall not exceed $10,000,000; or

         (iv) authorize capital expenditures or purchases of fixed assets other than in the ordinary course of business consistent with past practice;

which, in the case of clauses (i), (ii), (iii) or (iv) above, would obligate Spinco or the Surviving Corporation to pay any amounts, or assume any obligations to be performed by Spinco or the Surviving Corporation, at or after the Effective Time.

      (h) Employee Arrangements. Except pursuant to the terms of any collective bargaining agreements in effect as of the date hereof, as contemplated by this Agreement, or as otherwise required by applicable Law or as a result of collective bargaining, neither TWDC, with respect to the Business only, nor Spinco shall, nor shall either of them permit any of its respective Subsidiaries, as applicable, to:

         (i) grant any increases in the compensation (including bonus and incentive compensation) or fringe benefits of any Business Employee, except in the ordinary course of business consistent with past practice;

         (ii) pay or agree to pay to any Business Employee any pension, retirement allowance, severance benefit or other material employee benefit not required or contemplated by any of the existing Business Benefit Plans as in effect on the date hereof;

         (iii) except in the ordinary course of business consistent with past practice, enter into any new, or terminate or amend any existing, employment, severance or termination Contract or other arrangement with any Business Employee or his or her representative;

         (iv) become obligated under any new pension plan, welfare plan, employee benefit plan (including any equity incentive plan), severance plan, benefit arrangement or similar plan or arrangement of any Spinco Entity that was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof, except in each case as would not result in a material increase in the annual aggregate cost (based on TWDC's historical annual aggregate cost) of maintaining such pension plan, welfare plan, employee benefit plan, severance plan, trust, fund, policy or arrangement;

         (v) implement any plant closing or layoff that could implicate WARN; or

         (vi) make any loan to (x) any director, officer or member of senior management of a Spinco Entity, or (y) except in the ordinary course of business consistent with past practice and in compliance with applicable Laws, to any other Business Employee.

      (i) No Liquidation or Dissolution. Neither TWDC, with respect to the Business only, nor Spinco shall adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any other transaction that would preclude or be inconsistent in any material respect with, or hinder or delay in any material respect, consummation of the Transactions.

      (j) Accounting Methods. Neither TWDC nor Spinco shall make any material change in Spinco's or the Business' methods of accounting or procedures in effect at October 1, 2005 except (i) as required by changes in GAAP, (ii) as may be made in response to SEC guidance, in each case, as concurred with by TWDC's or Spinco's independent auditors or (iii) as may be required in connection with the Transaction, so long as any such changes are in accordance with GAAP, and neither TWDC nor Spinco shall change Spinco's fiscal year.

      (k) Affiliate Transactions. Neither TWDC, nor Spinco shall, nor shall TWDC or Spinco permit any of their respective Subsidiaries to, enter into or amend any Contract or arrangement with respect to the Business with any of their respective Affiliates which Contract or arrangement would be required to be disclosed by Spinco under Item 404 of Regulation S-K if Spinco were required to file reports with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act.

      (l) Contracts. TWDC, with respect to the Business only, and Spinco shall not, nor shall TWDC permit any of its Subsidiaries, with respect to the Business only, or Spinco permit any of the Spinco Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate or enter into any Business Material Contract, or waive, release or assign any material rights or claims of any Spinco Entity thereunder.

      (m) Settlement of Litigation. TWDC, with respect to the Business only, and Spinco shall not, nor shall TWDC permit any of its Subsidiaries, with respect to the Business only, or Spinco permit any of the Spinco Subsidiaries to, pay, discharge, satisfy or settle any Action (absolute, accrued, asserted or unasserted, contingent or otherwise) if such payment, discharge, satisfaction or settlement would (i) require any material payment by Spinco following the Effective Time or (ii) restrict Spinco from operating the Business in any material respect or require the taking of any action by Spinco that would materially and adversely affect the operation of the Business, in each case following the Effective Time.

      (n) Restrictive Agreements. TWDC, with respect to the Business only, and Spinco shall not, nor shall TWDC permit any of its Subsidiaries, with respect to the Business only, or Spinco permit any of the Spinco Subsidiaries to, enter into any Contract or arrangement that limits or otherwise restricts any Spinco Entity in any material respect, or that would, following the Effective Time, limit or restrict any Spinco Entity in any material respect from engaging in the Business.

      (o) Ancillary Agreements. At or prior to the Separation Date, TWDC and Spinco shall execute and deliver the Ancillary Agreements.

      (p) Intellectual Property. TWDC, with respect to the Business only, and Spinco shall not, nor shall TWDC permit any of its Subsidiaries, with respect to the Business, or Spinco permit any of the Spinco Subsidiaries to, sell, transfer, license (except in connection with any radio network), abandon, let lapse, encumber or otherwise dispose of any Intellectual Property that is necessary to carry on the Business substantially as currently conducted, except, in each case, in the ordinary course of business.

      (q) Certain Agreements. TWDC, with respect to the Business only, and Spinco shall not, nor shall TWDC permit any of its Subsidiaries, with respect to the Business, or Spinco permit any of the Spinco Subsidiaries to, agree in writing or otherwise to take any action (i) that would, or would reasonably be expected to, prevent, impair or materially delay the ability of TWDC or Spinco or any of their respective Subsidiaries to consummate the Transactions or (ii) inconsistent with the foregoing clauses (a) through (p).

      Section 6.2 Conduct of Business by Company Pending the Merger.
Following the date of this Agreement and until the earlier of the Effective Time or the termination of this Agreement, except as contemplated or permitted by this Agreement or the Ancillary Agreements or described in Section 6.2 of the Company Disclosure Schedules or to the extent that TWDC shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, Company and Merger Sub agree, as to themselves and their respective Subsidiaries, as applicable:

      (a) Ordinary Course. Company shall conduct its business, and shall cause its Subsidiaries to conduct their businesses, and Company shall not take any action except, in the ordinary course of business and in a manner consistent in all material respects with past practice, and shall use reasonable efforts to preserve intact its current business organization, maintain its material rights and Licenses, keep available the services of its current officers, business unit managers and other key employees and preserve its relationships with its customers, suppliers and others having business dealings with it in such a manner that its goodwill and ongoing businesses are not impaired in any material respect as of the Effective Time.

      (b) Dividends; Changes in Stock. Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it or any of its Subsidiaries propose to:

         (i) other than with respect to the Special Dividend and regular cash dividends in respect of Company Common Stock in an amount not to exceed $0.18 per quarter per share, declare, set aside or pay any dividends on or make other distributions in respect of any shares of the capital stock or partnership interests of Company or any of its Subsidiaries (whether in cash, securities, property or any combination thereof), except for the declaration and payment of cash dividends or distributions paid on or with respect to a class of capital stock or partnership interests all of which shares of capital stock or partnership interests (with the exception of directors' qualifying shares and other similarly nominal holdings required by Law to be held by Persons other than Company or its wholly-owned Subsidiaries), as applicable, of the applicable corporation or partnership are owned directly or indirectly by Company;

         (ii) split, combine or reclassify any of the capital stock of Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of the capital stock of Company or any of its Subsidiaries; or

         (iii) other than repurchases of Company Common Stock in accordance with past practice or repurchases of Company Convertible Notes, in each case subject to Section 6.2 of the Company Disclosure Schedule, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit Company or any of its Subsidiaries to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of any of its Subsidiaries, including shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities or propose to do any of the foregoing.

      (c) Issuance of Securities. Company shall not, nor shall Company permit any of its Subsidiaries, to (i) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (A) any shares of Company's or any of its Subsidiaries' capital stock of any class or
(B) any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, in Company or any of its Subsidiaries or (ii) accelerate the timing of payments or vesting under, or otherwise materially amend or supplement, any existing benefit, stock option compensation plan or arrangement (other than as may be required by Law), in each case other than pursuant to Section 3.2(b) or Section 3.3 hereof.

      (d) Governing Documents. Company shall not amend or propose to amend or otherwise change Company's certificate of incorporation or bylaws or similar governance documents, nor shall Company permit any of its Subsidiaries to amend or propose to amend or otherwise change its certificate of incorporation or bylaws or similar governance documents, in each case, except to the extent required to comply with applicable Law, the provisions of this Agreement or the Ancillary Agreements.

      (e) Acquisitions. Company shall not, nor shall Company permit any of its Subsidiaries to, in a single transaction or a series of transactions, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof (excluding the acquisition of assets having a fair market value not exceeding $50,000,000 in the aggregate).

      (f) Dispositions. Company shall not, and shall not permit any of its Subsidiaries to, in a single transaction or a series of related transactions, sell, lease, pledge, encumber, transfer, license or otherwise dispose of, or agree to sell, lease, pledge, encumber, transfer, license or otherwise dispose of, any of its assets (other than Contracts, which are governed by Section 6.2(l) hereof) (excluding the disposition of assets having a fair market value not exceeding $50,000,000 in the aggregate).

      (g) Indebtedness. Company shall not, and shall not permit any of its Subsidiaries to:

         (i) incur any indebtedness for borrowed money or guarantee or otherwise become contingently liable for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Company or any of its Subsidiaries or guarantee any debt securities of others or enter into any lease other than in connection with operating leases in the ordinary course of business consistent with past practice;

         (ii) issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, for borrowed money or otherwise;

         (iii) make any loans, advances, capital contributions to or investments in any other Person except (A) loans or advances by it or any of its wholly-owned Subsidiaries to it or any of its wholly-owned Subsidiaries, (B) investments or capital contributions in any of its wholly-owned Subsidiaries,
(C) as required by binding Contracts in effect as of the date hereof, (D) in the ordinary course of business consistent with past practice; provided that the aggregate amount of such loans, advances, capital contributions to or investments in any other Person made in reliance on this clause (D) shall not exceed $10,000,000; or

         (iv) authorize capital expenditures or purchases of fixed assets other than in the ordinary course of business consistent with past practice;

which, in the case of clauses (i), (ii), (iii) or (iv) above, would obligate Company or the Surviving Corporation to pay any amounts, or assume any obligations to be performed by Company or the Surviving Corporation, at or after the Effective Time.

      (h) Employee Arrangements. Except pursuant to the terms of any collective bargaining agreements in effect as of the date hereof, as contemplated by this Agreement, or as otherwise required by applicable Law or as a result of collective bargaining, Company shall not, and shall not permit any of its Subsidiaries to:

         (i) grant any increases in compensation (including bonus and incentive compensation) or fringe benefits of any Company Employee, except in the ordinary course of business consistent with past practice;

         (ii) pay or agree to pay to any Company Employee any pension, retirement allowance, severance benefit or other material employee benefit not required or contemplated by any of the existing Company Benefit Plans as in effect on the date hereof;

         (iii) except in the ordinary course of business consistent with past practice, enter into any new, or terminate or amend any existing, collective bargaining agreement, employment, severance or termination Contract or other arrangement with any Company Employee or his or her representative;

         (iv) implement any plant closing or layoff that could implicate WARN;

         (v) become obligated under any new pension plan, welfare plan, employee benefit plan (including any equity incentive plan), severance plan, benefit arrangement or similar plan or arrangement of Company or any of its Subsidiaries that was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof, except in each case as would not result in a material increase in the annual aggregate cost (based on Company's historical annual aggregate cost) of maintaining such pension plan, welfare plan, employee benefit plan, severance plan, trust, fund, policy or arrangement;

         (vi) make any loan to (x) any director, officer or member of senior management of Company, or (y) except in the ordinary course of business consistent with past practice and in compliance with applicable laws, to any other Company Employee.

      (i) No Liquidation or Dissolution. Company shall not, and shall not permit any of its Subsidiaries to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any other transaction that would preclude or be inconsistent in any material respect with, or hinder or delay in any material respect, consummation of the Transactions.

      (j) Accounting Methods. Company shall not, and shall not permit any of its Subsidiaries to, make any material change in Company's methods of accounting or procedures in effect at September 30, 2005, except (i) as required by changes in GAAP and (ii) as may be made in response to SEC guidance in each case as concurred with by Company's independent auditors, and Company shall not, and shall not permit any of its Subsidiaries to, change Company's fiscal year.

      (k) Affiliate Transactions. Company shall not, and shall not permit any of its Subsidiaries to, enter into or amend any Contract or arrangement with any of their respective

Affiliates other than with wholly-owned Subsidiaries of Company, which Contract or arrangement would be required to be disclosed by Company under Item 404 of Regulation S-K.

      (l) Contracts. Company shall not, and shall not permit any of its Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate or enter into any Company Material Contract, or waive, release or assign any material rights or claims of Company or any of its Subsidiaries thereunder.

      (m) Settlement of Litigation. Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge, satisfy or settle any Action (absolute, accrued, asserted or unasserted, contingent or otherwise) if such payment, discharge, satisfaction or settlement would (i) require any material payment by Company or the Surviving Corporation following the Effective Time or (ii) restrict Company or the Surviving Corporation from operating their respective businesses in any material respect or require the taking of any action by Company that would materially and adversely affect Company's or the Surviving Corporation's operation of their respective businesses, in each case following the Effective Time.

      (n) Restrictive Agreements. Company shall not, and shall not permit any of its Subsidiaries to, enter into any Contract or arrangement that limits or otherwise restricts Spinco or any of its Subsidiaries in any material respect, or that would, following the Effective Time, limit or restrict Spinco or any of its Subsidiaries in any material respect from engaging in the Business.

      (o) Intellectual Property. Company shall not, and shall not permit any of its Subsidiaries to, sell, transfer, license, abandon, let lapse, encumber or otherwise dispose of any Intellectual Property that is necessary to carry on the business of Company and its Subsidiaries as currently conducted, except, in each case, in the ordinary course of business.

      (p) Certain Agreements. Company shall not, and shall not permit any of its Subsidiaries to, agree in writing or otherwise to take any action (i) that would, or would reasonably be expected to, prevent, impair or materially delay the ability of Company or any of its Subsidiaries to consummate the Transactions or (ii) inconsistent with the foregoing clauses (a) through (o).

      Section 6.3 Preparation of Registration Statement and Information Statement/Prospectus.

(a) Promptly following the execution of this Agreement, TWDC, Spinco and Company shall prepare the Information Statement/Prospectus, and Company shall prepare and file with the SEC the Registration Statement, in which the Information Statement/Prospectus shall be included. TWDC and Spinco shall furnish to Company all information concerning it as is required by the SEC in connection with the preparation of the Registration Statement. Company shall use its reasonable efforts to have the Registration Statement declared effective under the Securities Act promptly after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Transactions, and TWDC and Spinco shall use their reasonable efforts to assist Company in this regard. The Parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Information Statement/Prospectus and the Registration Statement, and advise one another of any oral comments received from the SEC with respect to the Information Statement/Prospectus and the Registration Statement. The Parties shall cooperate in preparing and filing with the SEC any necessary amendment or supplement to the Information Statement/Prospectus or the Registration Statement. No amendment or supplement to the Information Statement/Prospectus or Registration Statement shall be filed without the approval of all of the Parties, which approval shall not be unreasonably withheld or delayed. Company will use its reasonable efforts to cause the Information Statement/Prospectus to be mailed to the Company Stockholders and TWDC will use its reasonable efforts to cause the Information Statement/Prospectus to be mailed to the TWDC Stockholders, in each case promptly after the Registration Statement is declared effective under the Securities Act. The Information Statement/Prospectus and the Registration Statement shall comply as to form in all material respects with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act, respectively.

      (b) In addition to the actions specified in Section 6.3(a), Company shall promptly take, or shall cause its officers to promptly take, any action required under Section 228 of the DGCL reasonably necessary to give operative effect to the Principal Stockholders Written Consent. Company shall, if necessary due to the invalidity or effective revocation of the Principal Stockholders Written Consent, call a meeting of the Company Stockholders (the "Company Stockholder Meeting") in connection with the Transactions.

      (c) If, at any time after the mailing of the definitive Information Statement/Prospectus, any event should occur that results in the Information Statement/Prospectus or the Registration Statement containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or that otherwise should be described in an amendment or supplement to the Information Statement/Prospectus or the Registration Statement, the Parties shall promptly notify the other Parties of the occurrence of such event and then promptly prepare, file and clear with the SEC such amendment or supplement and Company shall, as may be required by the SEC, mail to the Company Stockholders and the TWDC Stockholders each such amendment or supplement.

      Section 6.4 No Solicitation.

      (a) From the date of this Agreement and prior to the earlier of the Effective Time or the termination of this Agreement, Company agrees that neither it nor any of its Subsidiaries shall, and Company shall cause its directors, officers, partners, employees, advisors, Affiliates, representatives, agents and other intermediaries (including any accountants, financial or legal advisors, or other consultants) not to, (i) directly or indirectly, solicit, initiate or encourage any inquiry or proposal regarding a Company Acquisition Proposal, (ii) provide any non-public information or data to any Person relating to a Company Acquisition Proposal, (iii) waive, amend or modify any standstill or confidentiality agreement (other than the Confidentiality Agreement) to which it or any of its Subsidiaries is a party, (iv) engage in any discussions or negotiations concerning a Company Acquisition Proposal or (v) otherwise facilitate any effort or attempt to make or implement a Company Acquisition Proposal or agree to, recommend or accept a Company Acquisition Proposal.

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      (b) Notwithstanding anything to the contrary contained in this Agreement,
Company or the Company Board of Directors shall be permitted, to the extent applicable, to comply with Rule 14d-9 and 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal; provided, however, that neither Company nor the Company Board of Directors nor any committee thereof shall approve or recommend, or propose publicly to approve or recommend, a Company Acquisition Proposal.

      (c) From the date of this Agreement and prior to the earlier of the Effective Time or the termination of this Agreement, each of TWDC and Spinco agrees that neither it nor any of their respective Subsidiaries, as applicable, shall, and each of TWDC and Spinco shall cause its respective directors, officers, partners, employees, advisors, Affiliates, representatives, agents and other intermediaries (including any accountants, financial or legal advisors, or other consultants), not to (i) directly or indirectly, solicit, initiate or encourage any inquiry or proposal regarding a Spinco Acquisition Proposal, (ii) provide any non-public information or data to any Person relating to a Spinco Acquisition Proposal, (iii) waive, amend or modify any standstill or confidentiality agreement (other than the Confidentiality Agreement) to which it or any of its Subsidiaries, is a party relating primarily to the Business, (iv) engage in any discussions or negotiations concerning a Spinco Acquisition Proposal, or (v) otherwise facilitate any effort or attempt to make or implement a Spinco Acquisition Proposal or agree to, recommend or accept a Spinco Acquisition Proposal and each of TWDC and Spinco shall request the return of any confidential information distributed to any such parties in connection with any such activities, discussions or negotiations.

      Section 6.5 Tax Matters.

      (a) Prior to the Effective Time, each of TWDC, Company and Spinco agrees that it will use its reasonable best efforts not to take or fail to take, and will cause its Subsidiaries and the Spinco Subsidiaries to use their reasonable best efforts, as applicable, not to take or fail to take, any action, which action or failure to take such action could cause (i) the transactions constituting the Separation not to constitute tax-free transactions for federal income tax purposes under Sections 332, 351, 355, 361, 368 and other applicable provisions of the Code (other than cash received in lieu of fractional shares, certain deferral gains in existence as of the date hereof and certain royalty free licenses), (ii) the Merger not to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (iii) any failure to obtain the IRS Rulings.

      (b) All sales and transfer taxes, deed taxes, conveyance fees, recording charges and similar taxes imposed as a result of the Separation (collectively, the "Transfer Taxes"), together with any interest, penalties or additions to such Transfer Taxes, shall be borne solely by TWDC. TWDC and Company shall cooperate in good faith to minimize, to the fullest extent possible under such Laws, the amount of any such Transfer Taxes payable in connection therewith.

      (c) Between the date hereof and the Effective Time, TWDC and Company will cooperate in good faith to identify and agree to (in a manner consistent with the IRS Rulings and Opinions of Counsel) modify actions and/or specify additional actions (i) that may be taken by Company and Spinco that do not constitute a Restructuring Tainting Act (as defined in the

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Tax Sharing Agreement) and (ii) of Company and Spinco that shall be prohibited during the Restricted Period (as defined in the Tax Sharing Agreement).

      (d) Prior to the filing of the Ruling Request, TWDC and Company shall use their reasonable best efforts to obtain from each of Farid Suleman and Forstmann Little & Co. a representation letter reasonably acceptable to their respective counsel relating to certain matters under Section 355(e) of the Code, such representations to be repeated when appropriate prior to the Effective Time.

      Section 6.6 Cooperation. The Parties shall use their reasonable efforts to, together or pursuant to the allocation of responsibility set forth below or otherwise to be agreed upon between them take, or cause to be taken, the following actions:

      (a) NYSE and Other Listings. Company shall prepare and file, and shall use reasonable efforts to have approved prior to the Effective Time, an application for the listing on the NYSE of the Company Common Stock to be issued pursuant to the Merger and shares of Company Common Stock to be reserved for issuance pursuant to any director or employee benefit plan or arrangement, subject to official notice of issuance prior to the Closing Date.

      (b) Blue Sky Filings. Company shall take all such action as may be required under state securities or "blue sky" laws in connection with the issuance of shares of Company Common Stock pursuant to the Merger.

      (c) Further Assistance. The Parties shall use their reasonable efforts to provide such further assistance as any of the other Parties may reasonably request in connection with the foregoing and with carrying out the purpose of this Agreement.

      (d) Cooperation of Third Parties. Where the cooperation of any third parties, such as insurers or trustees, would be necessary in order for any Party to completely fulfill its obligations under this Agreement or any Ancillary Agreement, such Party will use its reasonable efforts to seek the cooperation of such third parties.

      Section 6.7. Employee Matters.

      (a) As of the Effective Time, the Business Employees shall cease to be employees of TWDC or its Subsidiaries (as applicable) and shall become or continue to be employees of Spinco or its Subsidiaries without any interruption in employment, and Spinco or its Subsidiaries shall be the sole employer of the Business Employees at the Effective Time. At the Effective Time, Spinco and its Subsidiaries shall not employ any individuals other than the Business Employees. The Business Employees (including Business Employees covered by collective bargaining agreements) shall be entitled to all compensation or benefits accrued and payable under each Business Benefit Plan other than a Spinco Benefit Plan (excluding any Business Benefit Plan providing severance or termination pay) immediately prior to the Effective Date, which shall be paid by TWDC in accordance with the terms and conditions of such Business Benefit Plans as if such Business employee terminated employment with the sponsor of or participating employer in such Business Benefit Plan at the Effective Time. With respect to each of the collective bargaining agreements that currently cover one or more Business Employees, the Company agrees to take all actions necessary so that, effective at the Effective

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Time, Spinco shall assume and be bound by such agreements with respect to the applicable Business Employees, or shall enter into substantially identical collective bargaining agreements with respect to the applicable Business Employees, in each case such that, among other things, Spinco shall assume and be bound by the obligations under such agreements to provide employee benefits to the applicable Business Employees in accordance with the terms thereof. The Company acknowledges that it shall have a duty to bargain, pursuant to the National Labor Relations Act, with any and all labor organizations certified or recognized as the bargaining representative for any Business Employees. Notwithstanding the foregoing, TWDC shall retain all liabilities under the current terms of the collective bargaining agreements (i) relating to Business Benefit Plans for collectively bargained Business Employees to the extent provided in Section 6.7(b) of this Agreement, (ii) for all retiree welfare benefit obligations (other than those for which Business Employees may meet the eligibility requirements following the Effective Time and for which Business Employees are intended to pay the entire cost of coverage), and (iii) for all retiree welfare benefit obligations under which former employees under such collective bargaining agreements are currently receiving benefits or are eligible to receive benefits.

      (b) Except for the Spinco Benefit Plans, any Business Material Contract with any Business Employee and any other agreement with on-air talent or employees providing services to the Business, (i) Spinco shall not establish, maintain or assume any Benefit Plan as of the Effective Time, and (ii) Spinco shall not assume or be deemed to assume any liabilities (contingent or otherwise) or obligations related to or with respect to any Benefit Plan as of the Effective Time. TWDC or its ERISA Affiliates shall not assume any Company Benefit Plan, nor shall they assume or be deemed to assume any liabilities (contingent or otherwise) or obligations related to or with respect to any Company Benefit Plan or any other employee benefit plan, policy or arrangement of the Company or its ERISA Affiliates, regardless of when such liabilities or obligations may be incurred, reported or assessed.

      (c) Except as required pursuant to any collective bargaining agreements, for a period of at least two years following the Effective Time, Company shall provide, or cause its Subsidiaries or Spinco to provide, to Business Employees
(i) at least the same bonus opportunity (substantially consistent with past practice) and base wages and salaries as was provided by TWDC or its Subsidiaries to Business Employees immediately prior to the Effective Time and
(ii) employee benefits and fringe benefits under plans, programs and arrangements (other than equity-based plans) that are at least as favorable as the employee benefits and fringe benefits provided by Company to similarly situated employees of Company. Notwithstanding the foregoing, for a period of two years following the Effective Time, Company shall provide, or cause its Subsidiaries or Spinco to provide, except as required pursuant to any collective bargaining agreement entered into following the Effective Time, to the extent that the Business Employees participate in any such collective bargaining agreement, to all Business Employees who remain employed following the Effective Time, medical, dental, vision, life insurance and disability benefits and company automobiles in accordance with the terms set forth on Section 6.7(c) of the TWDC/Spinco Disclosure Schedule.

      (d) Notwithstanding anything in Section 6.7(c) to the contrary and except as provided under any collective bargaining agreements, at and for a period of at least two years following the Effective Time, Company shall cause the Business Employees to be eligible for

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coverage under a severance or separation pay benefits plan that is at least as favorable as the severance or separation pay benefits plan provided by TWDC or its Subsidiaries to such Business Employees immediately prior to the Effective Time and, without limiting Section 6.7(d) hereof, with (i) any service prior to the Effective Time with TWDC or its Subsidiaries previously credited to Business Employees for such purpose to be credited under the severance or separation pay benefits plan of Spinco and (ii) eligibility for benefits under such Spinco plan to include employees who are constructively terminated as a result of a non de minimus reduction in position, title (for Vice Presidents or above), overall responsibilities, level of authority, level of reporting (for Vice Presidents or above), base compensation, annual incentive compensation opportunity, aggregate employee benefits to the extent inconsistent with Section 6.7(c) hereof, or a request that the participant's location of employment be relocated by more than fifty (50) miles.

      (e) To the extent that service is relevant for purposes of eligibility or vesting (other than benefit accrual under a defined benefit plan) under any Company Benefit Plan or any other employee benefit or fringe benefit plan, program or arrangement established or maintained by Company, Spinco or their Subsidiaries after the Effective Time for the benefit of Business Employees, such plan, program or arrangement shall credit Business Employees for service on or prior to the Effective Time with TWDC or its Subsidiaries, as the case may be, to the same extent credited for such purposes under the comparable plan, program or arrangement immediately prior to the Effective Time. Following the Effective Time, Company shall cause each "employee welfare plan" (as defined in Section 3(1) of ERISA) covering Business Employees (i) to reduce each such eligible employee's (and his or her eligible dependents) annual deductible limits under such plans for the plan year in which the Effective Time occurs to the extent deductible expenses were incurred and recognized for comparable purposes under the comparable Business Benefit Plan immediately prior to the Effective Time, and (ii) to the extent waived under the Business Benefit Plans, to waive any pre-existing condition limitations or exclusions that do not apply to such employees immediately prior to the Effective Time.

      (f) On or prior to the Closing Date, TWDC shall deliver to Company a list setting forth (i) the names of all of the Business Employees, (ii) the date of employment and title or job position of each such Business Employee, and (iii) the total annual salary, wages, bonus or other compensation of each such Business Employee. In addition, on or prior to the Closing Date, TWDC shall deliver to the Company information relating to the expenses incurred by the Business Employees that count against annual deductible limits and co-payments limits of the "employee welfare plans" covering Business Employees.

      (g) Following the date of this Agreement and until the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice, and subject to collective bargaining agreements and applicable Law in the case of union employees, TWDC shall make available to Company all Business Employees for the purpose of interviewing during normal business hours; provided that such interviews shall not unreasonably interfere with any of the operations of the Business or the operations of TWDC or any of its Subsidiaries. TWDC shall furnish to Company such employee information and records as Company may reasonably request.

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      Section 6.8 Competition Approvals; FCC Approvals; IRS Rulings.

      (a) Competition Approvals. (i) The Parties shall, as promptly as practicable, make their respective filings and any other required or requested submissions under the HSR Act, promptly respond to any requests for additional information from the FTC or the DOJ, and cooperate in the preparation of, and coordinate, such filings, submissions and responses (including the exchange of drafts between each Party's outside counsel) so as to reduce the length of any review periods and (ii) subject to the terms and conditions of this Agreement, each of the Parties shall use their reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Laws and regulations to consummate and make effective the Transactions, including providing information and using their reasonable efforts to obtain all necessary exemptions, rulings, consents, authorizations, approvals and waivers to effect all necessary registrations and filings and to lift any injunction or other legal bar to the Transactions, as promptly as practicable, and to take all other actions necessary to consummate the Transactions contemplated hereby in a manner consistent with applicable Law, it being understood that this Section 6.8(a) does not address any filings required under the Communications Act or the IRS Rulings (which are addressed in Section 6.8(b) and Section 6.8(d), respectively). Without limiting the generality of the foregoing, TWDC, Company and Spinco agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable efforts to obtain any government clearances (other than the FCC Consent) required to consummate the Merger (including through compliance with the HSR Act and any applicable foreign government reporting requirements), to respond to any government requests (other than by the FCC) for information, and to contest and resist any Action, and to have vacated, lifted, reversed or overturned any Order (other than the FCC Consent), that restricts, prevents or prohibits the consummation of the Transactions, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action. The Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade Law, and will provide one another with copies of all material communications from and filings with, any Governmental Authorities (other than the FCC) in connection with the Transactions contemplated hereby. Any filing fees required to be paid by the Parties under the HSR Act shall be borne one-half by Spinco and one-half by Company.

      (b) FCC Approvals.

         (i) As promptly as practicable after the date of this Agreement (but in no event later than 15 Business Days following the date of this Agreement), the Parties shall file with the FCC the applications requesting FCC consent to transfer of control of (A) the Subsidiaries of TWDC or Spinco holding the TWDC FCC Licenses and (B) the Company or any of its Subsidiaries holding Company FCC Licenses ("FCC Applications"). The Parties shall diligently take, or cooperate in the taking of, all necessary, desirable and proper actions, provide any additional information reasonably required or requested by the FCC, and otherwise use their reasonable efforts to obtain promptly the requested consent and approval of the applications by the FCC;

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         (ii) Each Party will keep the other informed of any material communication (including any meeting, conference or telephonic call), and will provide the other copies of all correspondence between it (or its advisors) and the FCC, and each Party will permit the other Parties to review any material communication relating to the FCC Applications to be given by it to the FCC. Each Party shall notify the other Parties hereto in the event it becomes aware of any other facts, actions, communications, or occurrences that might directly or indirectly affect the Parties' intent or ability to effect prompt FCC approval of the FCC Applications. The Parties will jointly be responsible for the process of dealing with the FCC with respect to the Transactions, including the timing (subject to the express limitations on timing set forth in this Section 6.8(b)), negotiation and determination of any actions proposed to be taken by the Parties or their respective Subsidiaries. The Parties shall oppose any petitions to deny or other objections filed with respect to the FCC Applications and any requests for reconsideration or judicial review of the FCC Consent. Notwithstanding the foregoing in this Section 6.8(b), no Party will be required to take any action under this Section 6.8(b) that is inconsistent with applicable Law. The fees required by the FCC for the filing of the FCC Applications shall be borne one-half by Spinco and one-half by Company;

         (iii) In order to avoid disruption or delay in the processing of the FCC Applications, the Parties agree, as part of the FCC Applications, to request that the FCC apply its policy permitting license transfers in transactions involving multiple markets to proceed, notwithstanding the pendency of one or more license renewal applications. The Parties agree to make such representations and undertakings as necessary or appropriate to invoke such policy, including undertakings to assume the position of applicant with respect to any pending license renewal applications, and to assume the risks relating to such applications. Each of the Parties agree not to, and shall not permit any of their respective Subsidiaries to, take any action that would reasonably be expected to materially delay, materially impede or prevent receipt of the FCC Consent; and

         (iv) The Parties acknowledge that license renewal applications may be pending before the FCC with respect to the TWDC FCC Licenses and the Company FCC Licenses (each such station the license for which is subject to a renewal application, a "Renewal Station" and each such pending license renewal application a "Renewal Application"). To the extent reasonably necessary to expedite grant of a Renewal Application, and thereby facilitate grant of the FCC Applications, the Parties shall be permitted to enter into tolling agreements with the FCC with respect to the relevant Renewal Application, to extend, for a period of up to three years following the date of renewal, the statute of limitations for the FCC to determine or impose a forfeiture penalty against such Renewal Station in connection with any pending complaints that such Renewal Station aired programming that contained obscene, indecent, or profane material (a "Tolling Agreement"). The Parties shall consult in good faith with each other prior to entering any such Tolling Agreement.

      (c) Required Actions. Without limiting the generality of the undertakings pursuant to this Section 6.8, the Company shall proffer to (A) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of such assets, categories of assets or businesses of Company, its Subsidiaries, any of the Spinco Entities or the Business, and (B) terminate such existing relationships and contractual rights and obligations of Company, its Subsidiaries, any of the Spinco Entities or the Business (and, in each case, to enter into

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agreements with the FCC, the FTC or the DOJ, as the case may be, giving effect thereto) in each case with respect to the foregoing clauses (A) or (B), if such action is necessary or reasonably advisable for the purpose of promptly obtaining the FCC's, the FTC's or the DOJ's approval of the Transactions, as the case may be.

      (d) IRS Rulings and Opinions.

         (i) TWDC and Spinco shall use their reasonable best efforts to seek, as promptly as practicable, one or more private letter rulings from the IRS, in form and substance reasonably satisfactory to TWDC (the "IRS Rulings"), and one or more Opinions of Counsel, to the effect that (x) the transactions that comprise the Restructuring shall qualify as nonrecognition transactions under
Section 332, 351, 355, 361 or 368 of the Code, (y) the Distribution shall qualify as a nonrecognition transaction to TWDC and its stockholders under
Section 355(a) of the Code, and (z) the Merger shall qualify as a reorganization under Section 368 of the Code. The IRS Rulings and Opinions of Counsel may be based upon customary factual statements, representations and covenants by the Parties, their Subsidiaries and their stockholders consistent with the existing published guidance of the IRS, including Revenue Procedures 83-59, 86-42, 90-52, 96-30 and 2003-48 (including, in the case of Section 4.03 of Revenue Procedure 2003-48, which adds new section 4.08(12) to Revenue Procedure 96-30, the representation described in subsection (ii) thereof), in each case with appropriate modifications to reflect the particular facts of the Transactions (collectively, the "Representations"). For this purpose, Company acknowledges that compliance with Section 4.04(b), (c) and (d) of the Tax Sharing Agreement is required by the Representations. Company agrees to cooperate and use its reasonable best efforts to, and to cause its Subsidiaries and its stockholders to, assist in obtaining the IRS Rulings and the Opinions of Counsel, including providing such appropriate information and representations as the IRS or Dewey Ballantine LLP shall require in connection with the IRS Rulings or Opinions of Counsel.

         (ii) TWDC shall be responsible for the preparation and filing of all ruling requests and supplements thereto to be submitted to the IRS in connection with the IRS Rulings (the "IRS Submissions"). Prior to submitting any IRS Submission, TWDC shall provide Company with a reasonable opportunity to review and comment on a draft of the IRS Submission; provided, however, with respect to statements or representations relating to Company or, after the Merger, Spinco, Company shall have the right to approve such statements or representations prior to filing, such approval not to be unreasonably withheld, delayed or conditioned, and TWDC shall furnish Company with copies of all IRS Submissions as submitted to the IRS. Notwithstanding the foregoing, TWDC may redact from any IRS Submission any information ("Redactable Information") that (y) TWDC, in its good faith judgment, considers to be confidential information or legal analysis/qualifications which in either case are not germane to Company's or Spinco's obligations under this Agreement or any Ancillary Agreement and (z) is not (and is not reasonably expected to become) a part of any other publicly available information.

         (iii) In the event that (y) TWDC is not able to obtain any of the IRS Rulings and Opinions of Counsel, or (z) in obtaining the IRS Rulings and Opinions of Counsel, the Parties would be required to make factual statements,

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representations and/or covenants that differ materially from the Representations and the differences in such factual statements, representations and/or covenants would reasonably be expected to result in, in the aggregate, a significant adverse effect on TWDC and its Subsidiaries, taken as whole (provided that solely for purposes of determining whether the magnitude of such effect is "significant," such effect shall be measured relative to the Spinco Entities only and TWDC and its Subsidiaries (other than the Spinco Entities) shall be disregarded) (a "TWDC Adverse Impact"), on the one hand, or a significant adverse effect on the Company and its Subsidiaries, taken as a whole (including by affecting Company's ability to take actions in the ordinary course of operating a radio station or radio network, such as programming changes (including changes in format), adoption and change of call signs, contracts and other relationships with talent, sales, employment and labor matters, capital expenditures, ordinary-course acquisitions and dispositions of assets, acquisitions for cash or debt, and ordinary (i.e., non-equity-linked and not part of an investment unit) "straight" debt financing and refinancing as described in Section 1361 of the Code, but without regard to the identity of the borrower or the lender) (a "Company Adverse Impact"), on the other hand, TWDC, Spinco and Company shall use their reasonable best efforts to restructure the Transactions in a manner that will preserve the economics of the Transactions to TWDC, Spinco, Company, TWDC Stockholders and Company Stockholders and result in the receipt of such rulings and opinions.

         (iv) If, despite the Parties' efforts, TWDC is not able to obtain any of the IRS Rulings and Opinions of Counsel, or may only obtain such rulings and opinions by providing factual statements, representations and/or covenants that differ materially from the Representations and the differences in such factual statements, representations and/or covenants would reasonably be expected to result in, individually or in the aggregate, a TWDC Adverse Impact, TWDC may terminate this Agreement pursuant to Section 8.1(i) hereof.

         (v) If despite the Parties' efforts, TWDC may only obtain the IRS Rulings and Opinions of Counsel by providing factual statements, representations and/or covenants that differ materially from the Representations and the differences in such factual statements, representations and/or covenants would reasonably be expected to result in, individually or in the aggregate, a Company Adverse Impact, Company may terminate this Agreement pursuant to Section 8.1(j) hereof.

         (vi) TWDC and Company shall cooperate with each other in obtaining, and shall use their respective reasonable best efforts to obtain (and shall cause their respective Subsidiaries and stockholders to cooperate in obtaining and use their reasonable best efforts to obtain), a written opinion of their respective tax counsel, Kirkland & Ellis LLP, in the case of the Company, and Dewey Ballantine LLP, in the case of TWDC and Spinco, in form and substance reasonably satisfactory to the Company and TWDC, respectively (each such opinion, a "Merger Tax Opinion"), dated as of the Effective Time, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code. Each of the Parties shall deliver to Kirkland & Ellis LLP and Dewey Ballantine LLP for purposes of the Merger Tax Opinions (and shall cause their Subsidiaries and stockholders to deliver) reasonably requested representations and covenants reasonably satisfactory in form and substance to Kirkland & Ellis LLP and Dewey Ballantine LLP.

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      Section 6.9 Access.

      (a) Subject to Section 6.17 hereof, upon reasonable notice, each of TWDC, with respect to the Business only, Spinco and Company shall, throughout the period prior to the earlier of the Effective Time or the termination of this Agreement, afford to each other and each other's respective officers, employees, accountants, counsel and other authorized representatives, reasonable access to its officers, employees, consultants and representatives and, during normal business hours, in a manner that does not unreasonably interfere with business and operations, to its and its Subsidiaries' and the Spinco Subsidiaries' officers, properties, Contracts, commitments, books, records (including Returns filed and those in preparation, work papers and other materials relating to Taxes), papers, plans and drawings and any report, schedule or other document filed or received by it pursuant to the requirements of the federal or state securities Laws, and shall use their respective reasonable efforts to cause its respective representatives to furnish promptly to the other such additional financial and operating data and other information, including environmental information, as to its and its Subsidiaries' and the Spinco Subsidiaries' respective businesses and properties as the other or its duly authorized representatives, as the case may be, may reasonably request, and instruct its employees, legal counsel, financial advisors, auditors and other authorized representatives to cooperate with the other in such other Party's investigation; provided, however, that the foregoing shall not permit any Party to conduct any invasive or destructive environmental sampling, testing or analysis on the other Party's property.

      (b) For the purposes of this Section 6.9, all communications, including requests for information or access, pursuant to this Section 6.9, shall only be made by and among representatives of each of TWDC, Spinco and Company, each of whom shall initially be designated in writing by each of TWDC, Spinco and Company, respectively, and may be replaced with a substitute representative by TWDC, Spinco or Company from time to time upon reasonable written notice to the other Parties.

      (c) Notwithstanding the foregoing, neither TWDC, with respect to the Business, Spinco, Company nor their respective Subsidiaries, as applicable, shall be required to provide any information to the extent that any such Person is legally obligated to keep such information confidential or otherwise not to provide such information or to the extent that such access would constitute a waiver of the attorney-client privilege. Each of Company, Spinco and TWDC will, and will cause their respective Subsidiaries to hold, and will direct its and their officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from any of the Parties, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

      Section 6.10 Director and Officer Indemnification; Insurance.

      (a) Company shall for a period of at least six years after the Effective Time, indemnify and hold harmless, and provide advancement of expenses to, all past and present directors or officers of TWDC, Spinco, Company, Merger Sub and their respective Subsidiaries, and each individual who prior to the Effective Time becomes a director or officer of TWDC, Spinco, Company, Merger Sub and their respective Subsidiaries, to the maximum extent allowed under applicable Law in respect of acts or omissions occurring at or prior to the Effective Time

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(including for acts or omissions occurring in connection with this Agreement or the Ancillary Agreements and the consummation of the Transactions contemplated hereby and thereby).

      (b) Company shall maintain in effect for each of the applicable Persons referred to in clause (a) above for a period of six years after the Effective Time policies of directors' and officers' liability insurance and fiduciary liability insurance of at least the same coverage, and containing terms and conditions which are, in the aggregate, no less advantageous to the insured, as the current policies of directors' and officers' liability insurance maintained by TWDC or Company, with respect to claims arising from facts or events that occurred on or before the Effective Time.

      Section 6.11 Rule 145 Affiliates. TWDC shall, at least 30 days prior to the Effective Time, cause to be delivered to Company a list, reviewed by its counsel, identifying all Persons who are, at the Effective Time, "affiliates" of Spinco for purposes of Rule 145 promulgated under the Securities Act (each, a "Rule 145 Affiliate"). TWDC shall furnish such information and documents as Company may reasonably request for the purpose of reviewing such list. TWDC shall use its reasonable efforts to cause each Person who is identified as a Rule 145 Affiliate in the list furnished pursuant to this Section 6.11 to execute a written agreement, substantially in the form of Exhibit B attached hereto, at least 15 days prior to the Effective Time.

      Section 6.12 Public Announcements. TWDC, Spinco and Company shall consult with each other prior to making any press release or public announcement relating to the Transactions and shall not issue any such press release or make any such public announcement prior to such consultation and without the consent of the other Parties, which consent shall not be unreasonably withheld, except as may be required by applicable Law, Order or by obligations pursuant to any listing agreement with any national securities exchange, in which case the Party proposing to issue such press release or make such public announcement shall use its reasonable efforts to consult in good faith with the other Party before issuing any such press release or making any such public announcement.

      Section 6.13 Defense of Litigation. Each of TWDC, Spinco and Company shall use its reasonable efforts to defend against all Actions in which such Party is named as a defendant that challenge or otherwise seek to enjoin, restrain or prohibit the Transactions. None of TWDC, Spinco or Company shall settle any such Action or fail to perfect on a timely basis any right to appeal any judgment rendered or Order entered against such Party therein without having previously consulted with the other Parties. Each of TWDC, Spinco and Company shall use all reasonable efforts to cause each of its Affiliates, directors and officers to use all reasonable efforts to defend any such Action in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section 6.13 to the same extent as if such Person was a Party.

      Section 6.14 Notification of Certain Events. Each of the Parties shall promptly notify the other Parties of: (a) the occurrence, or nonoccurrence, of any event the occurrence or nonoccurrence of which could reasonably be expected to cause any representation or warranty of such Party in this Agreement to be untrue or inaccurate if the effect thereof would be that the condition to Effective Time set forth in Section 7.2(a) or Section 7.3(a) hereof, as

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applicable, would be incapable of being fulfilled as of the Closing Date; (b)
the occurrence, or nonoccurrence, of any event the occurrence or nonoccurrence of which could reasonably be expected to cause a Company Material Adverse Effect or a Business Material Adverse Effect, as applicable; and (c) the breach by such Party of any covenant or agreement set forth in this Agreement to be performed or complied with by it prior to the Effective Time and, as a result thereof, the condition set forth in Section 7.2(a) or Section 7.3(a) hereof, as applicable, would be incapable of being fulfilled as of the Closing Date; provided, however, that (i) delivery of any notification or information pursuant to this Section
6.14 shall be for notification purposes only and shall not expand or limit the rights or affect the obligations of any Party hereunder or give rise to any other liability on the part of any Party, and (ii) the failure to have complied with this Section 6.14 shall not constitute a breach or have any implications on any Party's rights or obligations hereunder or give rise to any liability on the part of any Party.

      Section 6.15 Section 16 Matters. Prior to the Effective Time,
Company, TWDC and Spinco shall take all actions as may be required to cause any
(i) dispositions of Spinco Common Stock or TWDC Common Stock (including derivative securities with respect thereto) or (ii) acquisitions of Spinco Common Stock or Company common Stock (including derivative securities with respect thereto) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company or TWDC, or will become subject to such reporting requirements with respect to Company, to be exempt under Rule 16b-3, promulgated under the Exchange Act.

      Section 6.16 Accounting Matters.

      (a) In connection with the information regarding Spinco and the Business provided by TWDC and Spinco specifically for inclusion or incorporation by reference in the Registration Statement, TWDC and Spinco shall use their reasonable efforts to cause to be delivered to Company two letters from TWDC's and Spinco's independent public accountants, one dated approximately the date on which the Registration Statement shall become effective and one dated the Closing Date, each addressed to TWDC, Spinco and Company, in form and substance reasonably satisfactory to Company and reasonably customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

      (b) In connection with the information regarding Company provided by Company specifically for inclusion or incorporation by reference in the Registration Statement, Company shall use its reasonable efforts to cause to be delivered to TWDC and Spinco two letters from Company's independent public accountants, one dated approximately the date on which the Registration Statement shall become effective and one dated the Closing Date, each addressed to TWDC, Spinco and Company, in form and substance reasonably satisfactory to TWDC and Spinco and reasonably customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

      Section 6.17 Confidentiality. TWDC and Company acknowledge that they have previously executed the Confidentiality Agreement, which shall continue in full force and

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effect in accordance with its terms. TWDC agrees that it shall not terminate, amend, modify or waive any provision of any confidentiality agreement entered into with third parties since January 1, 2004 in connection with the divestiture of the Business.

      Section 6.18 Control of Other Party's Business. Nothing contained in this Agreement shall give TWDC or Spinco, directly or indirectly, the right to control or direct Company's operations prior to the Effective Time. Nothing contained in this Agreement shall give Company or Merger Sub, directly or indirectly, the right to control or direct TWDC's, or Spinco's operations prior to the Effective Time. Prior to the Effective Time, each of TWDC, Spinco, Company and Merger Sub shall exercise and be responsible for, consistent with the terms and conditions of this Agreement and applicable Law (including the HSR Act and the Communications Act), complete control and supervision over their respective operations, including, in the case of TWDC and Spinco, complete control and supervision of all programs, employees, finances and policies of the Business.

      Section 6.19 Debt Instruments. Except as set forth in Section 6.19 of the Company Disclosure Schedules, prior to or at the Effective Time, TWDC and each of its Subsidiaries, with respect to obligations of the Business only, and Company and each of its Subsidiaries shall use their reasonable efforts to prevent the occurrence, as a result of the Transactions, of a change in control or any event that constitutes a default (or an event that, with notice or lapse of time or both, would become a default) under any debt instrument of any such entity, including debt securities registered under the Securities Act, including by seeking an amendment or waiver of any such change in control or default; provided, however, that neither TWDC, Company nor any of their respective Subsidiaries shall be required to pay any amounts in connection therewith without the prior written consent of such Party. Each of TWDC and Spinco shall use its reasonable efforts to cause all conditions to the issuance of the Spinco Debt to be satisfied or waived prior to the Closing.

      Section 6.20 Non-Solicitation of Employees.

      (a) TWDC agrees that, for a period of six months from and after the Closing Date it shall not, and it shall cause its Subsidiaries not to, without the prior written consent of Spinco, directly or indirectly, solicit to hire or hire (or cause or seek to cause to leave the employ of the Spinco Entities), or enter into a consulting agreement with, any key Business Employee who (i) has a title of senior vice president or higher or (ii) is on-air talent, unless such Person ceased to be an employee of any Spinco Entity prior to such action by TWDC or any of its Subsidiaries (other than Spinco).

      (b) The restrictions set forth in the foregoing clause (a) shall not apply to (i) general solicitations (such as advertisements) for employment placed by TWDC or any of its Subsidiaries and not specifically targeted at the employees of any Spinco Entity, (ii) responding to or hiring any employee of any Spinco Entity who contacts TWDC or any of its Subsidiaries without any prior solicitation (other than as permitted by clause (i) above) or (iii) any employee of any Spinco Entity who responds to search firm inquiries (so long as not directed to solicit such person) conducted on behalf of TWDC or any of its Subsidiaries.

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

            (c) Company and Spinco hereby agree that their sole remedy in the event of a breach of the covenant contained in this Section 6.20, whether willful or inadvertent, will be an injunction preventing such employment, and that they will not under any circumstances be entitled to monetary damages from TWDC, any of its Affiliates or any such employee with respect to any such breach.

            Section 6.21 Covenant Not To Compete.

            (a) In furtherance of the Transactions, TWDC covenants and agrees that, for a period ending on the third (in the case of clause (i)) or second (in the case of clause (ii)) anniversary of the Closing Date, neither TWDC nor any of its Subsidiaries shall, without the prior written consent of Company, (i) own or operate any broadcast radio station which is operated pursuant to a License issued by the FCC in any of the Territories, except for stations that carry the programming of the ESPN Radio(TM) network or the Radio Disney(TM) network, (ii) distribute audio programming for broadcasting over a group of affiliated terrestrial radio stations in the United States (collectively, the "TWDC Competing Business"); provided, however, that nothing set forth in this Section
6.21 shall prohibit TWDC or its Subsidiaries from: (i) engaging in any business included in the Excluded Assets and conducted by TWDC or any of its Subsidiaries (excluding Spinco) immediately prior to the Closing Date and described in
Section 6.21 of the TWDC/Spinco Disclosure Schedules; (ii) engaging in the production, development or licensing of content; (iii) the operation of the ESPN Radio Network or the Radio Disney Network (or any derivative thereof); (iv) owning any interest acquired as a creditor in bankruptcy or otherwise than by a voluntary investment decision; or (v) acquiring the assets or capital stock or other equity interests of any other Person engaged in a TWDC Competing Business, provided that in the case of clause (v) such TWDC Competing Business is divested or terminated within 24 months of its acquisition unless the end of such 24-month period occurs after the end of the term of this Section 6.21 in which case the divestiture obligation shall not be operative.

            (b) The Parties agree that the covenants included in this Section
6.21 are, taken as a whole, reasonable in their geographic and temporal coverage, and no Party shall raise any issue of geographic or temporal reasonableness in any proceeding to enforce such covenant; provided, however, that if the provisions of this Section 6.21 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable Law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the minimum extent required by applicable Law to cure such problem.

            (c) The Parties acknowledge and agree that in the event of a breach of the provisions of this Section 6.21, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the non-breaching Party may, in addition to any other rights and remedies existing in its favor, apply to any court of Law or equity of competent jurisdiction for specific performance and/or preliminary and final injunctive relief or other relief in order to enforce or prevent any violation of the provisions hereof.

            Section 6.22 Post-Closing Cooperation. Subject to the terms and conditions hereof, each Party agrees to use its reasonable efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be


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reasonably necessary or appropriate, in the reasonable opinion of counsel for each of TWDC, Spinco and Company, to effectuate the provisions of this Agreement.

                                  ARTICLE VII
                            CONDITIONS OF THE MERGER

            Section 7.1 Conditions to the Obligations of Each Party. The respective obligations of each Party to consummate the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by each Party to the extent permitted by applicable Law:

            (a) The Separation shall have been consummated in accordance with the Separation Agreement;

            (b) The Company Stockholder Approval shall have been obtained, be in full force and effect and a period of at least 20 calendar days shall have elapsed from the date the Information Statement/Prospectus was first mailed to the Company Stockholders; provided that if the Company Stockholder Approval is not obtained by written consent pursuant to Section 228 of the DGCL, the Company Stockholder Approval shall have been obtained by the affirmative vote of at least a majority of the outstanding Company Common Stock at the Company Stockholder Meeting;

            (c) All consents, approvals and authorizations of any Governmental Authority required for the consummation of the Transactions (other than under the HSR Act or the Communications Act) shall have been obtained and shall be in full force and effect at the Effective Time, except those consents the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect or a Company Material Adverse Effect;

            (d) All consents or approvals of each Person required for the consummation of the Transactions under any Contract to which TWDC or Company or their respective Subsidiaries shall be a party, or by which their respective properties and assets are bound, shall have been obtained (in each case without the payment or imposition of any material costs or obligations) and shall be in full force and effect at the Effective Time, except (i) where the failure to so obtain such consents and approvals would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect or a Company Material Adverse Effect or (ii) to the extent that reasonably acceptable alternative arrangements, including arrangements with respect to Delayed Transfer Assets pursuant to the Separation Agreement, relating to the failure to obtain any such consent or approval are otherwise provided for;

            (e) Any applicable waiting period under the HSR Act relating to the Transactions shall have expired or been terminated;

            (f) (i) The Registration Statement shall have been declared effective in accordance with the Securities Act and the Exchange Act and shall not be the subject of any stop order or Actions seeking a stop order and no similar Action in respect of the Information Statement/Prospectus shall have been initiated or threatened by the SEC and not concluded or withdrawn, and (ii) the shares of Spinco Common Stock to be issued in the Distribution and the


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Merger and such other shares to be reserved for issuance in connection with the
Transactions shall have been approved for listing on the NYSE, subject to official notice of issuance;

            (g) No Order issued by any Governmental Authority of competent jurisdiction (other than the FCC) or other legal impediment preventing or making illegal the consummation of the Transactions shall be in effect; provided, however, that the Parties shall use their reasonable efforts to have any such Order (other than the FCC) vacated; and

            (h) The FCC Consent shall have been issued and shall be in full force and effect.

            Section 7.2 Additional Conditions to the Obligations of TWDC and Spinco. The obligations of TWDC and Spinco to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by TWDC to the extent permitted by applicable Law:

            (a) The representations and warranties of Company and Merger Sub contained in this Agreement (disregarding all materiality or Company Material Adverse Effect qualifications or exceptions) shall be true and correct in all respects in each case as of the Effective Time as if made as of the Effective Time (except to the extent such representations and warranties address matters as of a particular date, which shall be true and correct as of the specified date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (ii) Company and Merger Sub shall have performed in all material respects their respective covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time;

            (b) Company shall have delivered to TWDC a certificate, dated as of the Effective Time, of the Chief Executive Officer and Chief Financial Officer of Company (on Company's behalf and without any personal liability) certifying the satisfaction by Company and Merger Sub of the conditions set forth in
Section 7.2(a) hereof;

            (c) TWDC and Spinco shall have received an opinion of Dewey Ballantine LLP, in form and substance reasonably satisfactory to TWDC and Spinco and dated as of the Closing Date, (i) to the effect that the Merger will constitute a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code and (ii) addressing such federal income tax matters as TWDC and Spinco may request regarding the Separation to the extent such matters are not addressed in the IRS Rulings (the "TWDC Tax Opinion"). In rendering such TWDC Tax Opinion, Dewey Ballantine LLP may require and rely upon customary representations contained in certificates of officers of TWDC, Company, Spinco and others;

            (d) Company shall have entered into and delivered to TWDC the Ancillary Agreements to which it or any of its Subsidiaries is a party;

            (e) TWDC shall have received the IRS Rulings in form and substance satisfactory to TWDC (taking into account any changes pursuant to Section 6.8(d) hereof);


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            (f) Prior to the Distribution, Spinco shall have incurred Spinco
Debt in the amount and on the terms and conditions set forth in the Spinco Debt Commitment Letter;

            (g) Prior to the Closing Date, each of the Stockholder Arrangements shall have been terminated and be of no further force and effect to the extent set forth on Section 1.1 (Stockholder Arrangements) of the Company Disclosure Schedules.

            Section 7.3 Additional Conditions to the Obligations of Company and Merger Sub. The obligations of Company and Merger Sub to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by Company to the extent permitted by applicable Law:

            (a) (i) The representations and warranties of TWDC relating to TWDC and Spinco contained in this Agreement (disregarding all materiality or Business Material Adverse Effect qualifications or exceptions) shall be true and correct in all, in each case as of the Effective Time as if made as of the Effective Time (except to the extent such representations and warranties address matters as of a particular date, which shall be true and correct as of the specified date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect and (ii) TWDC and Spinco shall have performed in all material respects their respective covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time;

            (b) TWDC shall have delivered to Company a certificate, dated as of the Effective Time, of the Senior Executive Vice President and Chief Financial Officer of TWDC (on TWDC's behalf and without any personal liability) certifying the satisfaction by TWDC of the conditions set forth in the foregoing clause
(a);

            (c) Spinco shall have delivered to Company a certificate, dated as of the Effective Time, of the Vice President of Spinco (on Spinco's behalf and without any personal liability) certifying the satisfaction by Spinco of the conditions set forth in the foregoing clause (a);

            (d) Company shall have received an opinion of Kirkland & Ellis LLP, in form and substance reasonably satisfactory to Company and dated as of the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code (the "Company Tax Opinion"). In rendering such Company Tax Opinion, Kirkland & Ellis LLP may require and rely upon customary representations contained in certificates of officers of TWDC, Company, Spinco and others;

            (e) The applicable TWDC Entities and Spinco shall have entered into the applicable Ancillary Agreements; and

            (f) Spinco shall have furnished to Company a certification in accordance with Treasury Regulations Section 1.1445-2(c) certifying that stock in Spinco is not a real property interest because Spinco is not and has not been a United States real property holding corporation


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(as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, substantially in the form attached hereto as Exhibit C.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

            Section 8.1 Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Transactions by the stockholders of Company or the stockholder of Spinco:

            (a) by the mutual written consent of TWDC and Company;

            (b) by either TWDC or Company if the Effective Time shall not have occurred on or before February 6, 2007, provided that such date may be extended by either TWDC or Company (by written notice thereof to the other party) up to and including August 6, 2007 in the event that all of the conditions to the Merger, other than the condition set forth in Section 7.1(h) shall have been or are capable of being satisfied at the time of such extension (the latest applicable date shall be referred to herein as the "Termination Date"), unless the failure of the Effective Time to have occurred by the Termination Date shall be due to the failure of the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) to perform or observe in all material respects the covenants and agreements of such party set forth herein;

            (c) by Company (so long as Company is not then in material breach of any covenant, representation or warranty or other agreement contained herein), if there has been a material breach by TWDC or Spinco of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue in any material respect, in either case such that Section 7.3(a) hereof would be incapable of being satisfied, and such breach or condition has not been cured within 30 Business Days following receipt by TWDC or Spinco, if applicable, of notice of such breach;

            (d) by TWDC (so long as TWDC is not then in material breach of any covenant, representation or warranty or other agreement contained herein), if
(i) there has been a material breach by Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue in any material respect, in either case such that Section 7.2(a) hereof would be incapable of being satisfied, and such breach or condition has not been cured within 30 Business Days following receipt by Company of notice of such breach or (ii) the condition contained in Section 7.2(e) hereof shall be incapable of being satisfied;

            (e) by either TWDC or Company if any Law or Order by any Governmental Authority preventing or prohibiting consummation of the Transactions shall have become final and nonappealable;

            (f) by TWDC, if the Principal Stockholders Written Consent is rendered invalid for reasons other than (i) the willful breach of Section 6.3(b) hereof by Company, (ii) the willful breach of the Support Agreement by any Principal Stockholder or Company or (iii) any


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

Principal Stockholder's effective revocation of the Principal Stockholders Written Consent; provided, that TWDC shall not be permitted to terminate this Agreement pursuant to this Section 8.1(f) if (x) Company has provided notice to TWDC that it proposes to cure such invalidity by convening the Company Stockholder Meeting pursuant to the second sentence of Section 6.3(b) hereof and Company thereafter uses its reasonable best efforts to convene the Company Stockholder Meeting or (y) Company has otherwise cured such invalidity after receipt of TWDC's consent to such cure, such consent not to be unreasonably withheld;

            (g) by TWDC, if the Principal Stockholders Written Consent has not become effective under applicable Law due to (i) the willful breach of Section 6.3(b) hereof by Company, (ii) the willful breach of the Support Agreement by any Principal Stockholder or Company or (iii) any Principal Stockholder's effective revocation of the Principal Stockholders Written Consent;

            (h) by TWDC or Company, if Company is required pursuant to the second sentence of Section 6.3(b) to hold the Company Stockholder Meeting and the Company Stockholder Approval is not obtained at the Company Stockholder Meeting;

            (i) by TWDC in accordance with Section 6.8(d)(iv) hereof; or

            (j) by Company in accordance with Section 6.8(d)(v) hereof.

            The Party desiring to terminate this Agreement pursuant to this
Section 8.1 will give written notice of such termination to the other Party, specifying the provision pursuant to which such termination is effected.

            Section 8.2 Effect of Termination; Fees and Expenses.

            (a) If this Agreement is terminated by TWDC or Company pursuant to
Section 8.1 hereof, then this Agreement shall become void and have no effect with no liability or obligation on the part of TWDC, Spinco or Company, except to the extent that such termination results from the material breach by a Party of any of its covenants or agreements set forth in this Agreement; provided, however, that the provisions of the Confidentiality Agreement and this Section
8.2 shall remain in full force and effect and shall survive any termination of this Agreement.

            (b) If this Agreement is terminated pursuant to (i) Section 8.1(f),
Section 8.1(g)or Section 8.1(h) hereof or (ii) Section 8.1(b) or Section 8.1(d) and, in the case of this clause (ii), (A) a Company Acquisition Proposal shall have been commenced, publicly disclosed, publicly proposed, publicly announced or otherwise communicated to Company or the Company Stockholders prior to such termination, and (B) within 15 months of such termination, Company or any of its Subsidiaries or Affiliates enters into any definitive agreement with respect to, or consummates, a Company Acquisition Proposal, then in each such case Company shall pay to TWDC, (x) in the case of a termination pursuant to clause (i) above within one Business Day following the delivery of notice of such termination, or
(y) in the case of termination pursuant to clause (ii) above, at or prior to the earlier of the time Company, any of its Subsidiaries or Affiliates enters into such agreement with respect to, or consummates, such Company


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Acquisition Proposal, a termination fee equal to $81,000,000 by wire transfer of immediately available funds.

            (c) If this Agreement is terminated pursuant to Section 8.1(b) or
Section 8.1(c) and (i) a Spinco Acquisition Proposal shall have been commenced, publicly disclosed, publicly proposed, publicly announced or otherwise communicated to TWDC or the TWDC Stockholders prior to such termination, and
(ii) within 15 months of such termination, TWDC or any of its Subsidiaries or Affiliates enters into any definitive agreement with respect to, or consummates, a Spinco Acquisition Proposal, then in each such case TWDC shall pay to Company at or prior to the earlier of the time TWDC, any of its Subsidiaries or Affiliates enters into such agreement with respect to, or consummates, such Spinco Acquisition Proposal, a termination fee equal to $81,000,000 by wire transfer of immediately available funds.

            (d) If this Agreement is terminated (i) by Company or TWDC pursuant to Section 8.1(b) hereof and at the time of any such termination all of the conditions set forth in Article VII have been satisfied or waived except for any of the conditions set forth in Section 7.2(c) or 7.2(e) or (ii) by TWDC pursuant to Section 8.1(i) hereof, then TWDC shall pay to Company, promptly upon receipt of supporting documentation related thereto, the reasonable actual and documented out of pocket expenses of Company in connection with the transactions contemplated by this Agreement not to exceed $15,000,000, by wire transfer of immediately available funds.

            (e) All fees and expenses incurred by TWDC and Spinco related to the financing of the transactions pursuant to Section 2.07 of the Separation Agreement, whether such liabilities arise prior to, on or after the Effective Time shall be paid by Spinco. Company and Spinco shall each pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Information Statement/Prospectus and Registration Statement (including any SEC filing fees).

                                   ARTICLE IX
                               GENERAL PROVISIONS

            Section 9.1 Non-Survival of Representations and Warranties; Survival of Certain Covenants. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time or termination of this Agreement; provided, however, that the agreements contained in Article II, Article III,
Article VI and this Article IX that by their terms apply or are to be performed in whole or in part after the Effective Time shall survive the Effective Time.

            Section 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such address for a Party as will be specified by like notice):


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            (a) if to TWDC, to:

                The Walt Disney Company
                500 South Buena Vista Street
                Burbank, California 91521
                Attention:  Kevin Mayer
                Facsimile No.:  (818) 560-5630

                with a copy to:

                The Walt Disney Company
                500 South Buena Vista Street
                Burbank, California 91521
                Attention:  Matthew L. McGinnis
                Facsimile No.:  (818) 843-1640

                with a copy to:

                Dewey Ballantine LLP
                1301 Avenue of the Americas
                New York, New York 10019
                Attention:  Morton A. Pierce
                            M. Adel Aslani-Far
                Facsimile No.: (212) 259-6333

            (b) if to Spinco, to:

                ABC Chicago FM Radio, Inc.
                c/o The Walt Disney Company
                500 South Buena Vista Street
                Burbank, California 91521
                Attention:  Kevin Mayer
                Facsimile No.:  (818) 560-5630

                with a copy to:

                The Walt Disney Company
                500 South Buena Vista Street
                Burbank, California 91521
                Attention:  Matthew L. McGinnis
                Facsimile No.:  (818) 843-1640


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

                with a copy to:

                Dewey Ballantine LLP
                1301 Avenue of the Americas
                New York, New York 10019
                Attention:  Morton A. Pierce
                            M. Adel Aslani-Far

                Facsimile No.: (212) 259-6333

            (c) if to Company or Merger Sub, to:

                Citadel Broadcasting Corporation
                7201 W. Lake Mead Blvd, Suite 400
                Las Vegas, Nevada 89128
                Attention:  Farid Suleman
                Facsimile No.:  (702) 804-8250

                with a copy to:

                Kirkland & Ellis LLP
                Citigroup Center
                153 East 53rd Street
                New York, New York 10022
                Attention:  Stephen Fraidin
                            Andrew E. Nagel
                Facsimile No.:  (212) 446-4900

            Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each Party and delivered to the other Parties, it being understood that all the Parties need not sign the same counterpart.

            Section 9.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Ancillary Agreements, the Confidentiality Agreement, the exhibits, the Disclosure Schedules and the other documents delivered pursuant hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof (provided, however, that the provisions of the Confidentiality Agreement will remain valid and in effect) and is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.

            Section 9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, except that TWDC or Spinco may assign, in its sole discretion, any or all of its rights, interests or obligations under this Agreement to any one or more of its direct or indirect wholly-owned Subsidiaries or Spinco Subsidiaries, as applicable; provided that no such assignment will relieve the assigning Party from any of its


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

obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

            Section 9.6 Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts of law.

            Section 9.7 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the Parties (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than a federal or state court sitting in the State of Delaware.

            Section 9.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as is enforceable.

            Section 9.9 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only, and will be given no substantive or interpretive effect whatsoever.

            Section 9.10 Attorneys' Fees. If any Action at law or equity, including an Action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

            Section 9.11 Amendment. This Agreement may be amended by the Parties at any time before or after approval hereof by the stockholders of Spinco and Company; provided, however, that after such stockholder approvals there shall not be made any amendment that by Law requires further approval by the stockholders of Spinco or Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.


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            Section 9.12 Extension; Waiver. At any time prior to the Effective
Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 9.11, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            Section 9.13 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement or other action attributed to the TWDC Board of Directors or the Company Board of Directors pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 9.11 or an extension or waiver pursuant to Section 9.12 shall, in order to be effective, require, in the case of TWDC or Company, action by the TWDC Board of Directors or the Company Board of Directors, as the case may be, acting by the affirmative vote of a majority of the members of the entire TWDC Board of Directors or the Company Board of Directors, as the case may be.

            Section 9.14 Interpretation. Words herein in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import herein (or in any Ancillary Agreement) shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) taken as a whole (including all of the schedules and exhibits hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) means "including, without limitation," unless the context otherwise requires or unless otherwise specified. Unless expressly stated to the contrary in this Agreement or in any Ancillary Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to February 6, 2006 (or the date of which the relevant Ancillary Agreement is first entered into, as the case may be) regardless of any amendment or restatement hereof (or thereof). The Parties have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, TWDC, Spinco, Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                         The Walt Disney Company

                                         By: /s/ Thomas O. Staggs
                                             -----------------------------------
                                             Name:  Thomas O. Staggs
                                             Title: Senior Executive Vice
                                                    President and Chief
                                                    Financial Officer


                                         ABC CHICAGO FM RADIO, INC.

                                         By: /s/ David K. Thompson
                                             -----------------------------------
                                             Name:  David K. Thompson
                                             Title: Vice President


                                         CITADEL BROADCASTING CORPORATION

                                         By: /s/ Farid Suleman
                                             -----------------------------------
                                             Name:  Farid Suleman
                                             Title: Chief Executive Officer


                                         ALPHABET ACQUISITION CORP.

                                         By: /s/ Farid Suleman
                                             -----------------------------------
                                             Name:  Farid Suleman
                                             Title: President


                                 Signature Page
                          Agreement and Plan of Merger